UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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AdvanSix Inc.
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2022	Proxy Statement
and Notice of Annual Meeting of Stockholders

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
April 28, 2022

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of AdvanSix Inc. (the "Annual Meeting"), which will be held at 9:00 a.m. on Wednesday, June 15, 2022. Due to continuing concerns relating to the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, directors, officers, employees and our community, this year’s Annual Meeting will be a completely virtual meeting conducted via live audio webcast to enable our stockholders to participate remotely from any location. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ASIX2022. See “Attendance at the Virtual Annual Meeting” in the proxy statement for additional information regarding how to attend and participate at the Annual Meeting.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting. You will be asked to elect directors, to ratify the appointment of the independent accountants, to cast an advisory vote to approve executive compensation, and to approve the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated.

The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1 and "FOR" Proposals 2, 3 and 4:

Proposal 1: Election of nine Director Nominees to the Board of Directors

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

Proposal 3: Advisory Vote to Approve Executive Compensation

Proposal 4: Approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated

YOUR VOTE IS IMPORTANT. We encourage you to read the proxy statement and vote your shares as soon as possible. Stockholders may vote via the Internet, by telephone, by completing and returning a proxy card or voting instruction form or by scanning the QR code provided on the Notice of Internet Availability of Proxy Materials, the next page in the Notice of Annual Meeting of Stockholders or on the proxy card. Specific voting instructions are set forth in the proxy statement and on both the Notice of Internet Availability of Proxy Materials and the proxy card.

On behalf of the Board of Directors, thank you for your continued support of AdvanSix.

Sincerely,

Michael L. Marberry	Erin N. Kane
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

 DATE: Wednesday, June 15, 2022
TIME: 9:00 a.m. Eastern Time
LOCATION: Virtual meeting conducted via live audio webcast at www.virtualshareholdermeeting.com/ASIX2022
RECORD DATE: Close of business on April 21, 2022

Meeting Agenda:
•Election of the nine director nominees to the Board of Directors;
•Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2022;
•An advisory vote to approve executive compensation;
•Approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated; and
•Transact any other business that may properly come before the meeting.
Important Notice of Internet Availability of Proxy Materials
The Securities and Exchange Commission’s “Notice and Access” rule enables AdvanSix to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials and the Company’s Annual Report to Stockholders. The Notice contains instructions on how to access our Proxy Statement and 2021 Annual Report and how to vote online.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. We encourage stockholders to vote promptly as this will save the expense of additional proxy solicitation. Stockholders of record on the record date are entitled to vote at the meeting or in the following ways:

By Telephone	By Internet	By Mail	By Scanning
In the U.S. or Canada, you can vote your shares by calling +1 (800) 690-6903. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.	You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.	You can vote your shares by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote your shares online by scanning the QR code above. You will need the 16-digit control number on the Notice of Internet Availability or proxy card. Additional software may need to be downloaded.
How to Attend the 2022 Virtual Annual Meeting: To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ASIX2022, you must enter the 16-digit control number on your Notice of Internet Availability or proxy card. At the virtual Annual Meeting, you will have the opportunity to vote, ask questions and examine our stockholder list by following the instructions provided on the meeting website. Whether or not you plan to attend the virtual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described above.

This Notice of Annual Meeting of Stockholders and related Proxy Materials are being distributed or made available to stockholders beginning on or about April 28, 2022.

By Order of the Board of Directors,
 Achilles B. Kintiroglou
Senior Vice President, General Counsel and Corporate Secretary

PROXY STATEMENT

This proxy statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) for use at the Annual Meeting of Stockholders (the "Annual Meeting") of AdvanSix Inc. (“AdvanSix” or the “Company”) to be held on Wednesday, June 15, 2022. See Appendix A for information regarding forward-looking statements and non-GAAP measures presented in this proxy statement.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The terms of office for our ten directors will expire at the 2022 Annual Meeting, and nine of the directors have been nominated for reelection for a one-year term. Mr. Paul Huck, who has served as a director since 2016, is not eligible for reelection at the Annual Meeting under the director age limit set forth in the Company's Corporate Governance Guidelines. Accordingly, Mr. Huck has not been renominated and, effective as of the Annual Meeting, will be retiring as a director and the size of the Board will be reduced to nine. Our Board has nominated the nine director nominees for re-election as directors to serve a term expiring at the 2023 Annual Meeting of Stockholders and, in each case, until their respective successor has been duly elected and qualified. Ms. Farha Aslam, appointed to the Board in December 2021, and Dr. Gena C. Lovett, appointed to the Board in September 2021, will be standing for election for the first time at the 2022 Annual Meeting. Ms. Aslam and Dr. Lovett were each identified and recommended by a third-party search firm retained by the Company and unanimously approved by the Board of Directors.

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with our By-laws. AdvanSix’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

DIRECTOR NOMINATIONS SKILLS AND CRITERIA

The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The Committee believes that each of the nominees has key personal attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to their service on the Board and its Committees.

KEY STATISTICS ABOUT OUR DIRECTOR NOMINEES
8 of 9	44%	56%	100%	57 years
Independent	Gender/Ethnic Diversity	CEO Experience	Chemicals Industry and Operations, ESG, HSE&S Experience	Average Age

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Listed below are other key experiences, qualifications, attributes and skills of our director nominees that are relevant and important in light of AdvanSix’s businesses and structure:

DIRECTOR SKILLS AND QUALIFICATIONS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive provides a practical understanding of how complex organizations function and hands-on leadership experience in core management areas, such as strategic and operational planning, financial reporting, human capital management, compliance, risk management, mergers and acquisitions, and leadership development.

Industry Experience Experience in our industry enables a better understanding of the issues facing the Company’s business as well as risk management.

Operations, ESG, HSE and Sustainability Experience

Experience with the operations of a manufacturing facility and Environmental, Social and Governance ("ESG") topics, including health, safety, environmental and sustainability ("HSE&S") matters, provides critical perspective in understanding and evaluating operational planning, management, and risk mitigation.

Financial Expertise

We believe that an understanding of finance and financial reporting processes is important for our directors to monitor and assess the Company’s operating performance and to ensure accurate financial reporting and robust controls. Our directors have relevant background and experience in capital markets, corporate finance, accounting and financial reporting and several satisfy the “accounting or related financial management expertise” criteria set forth in the New York Stock Exchange (“NYSE”) listing standards.

Regulated Industries Experience

AdvanSix is subject to a broad array of government regulations and demand for its products and services can be impacted by changes in law or regulation in areas such as safety, security and energy efficiency. Several of our directors have experience in regulated industries, providing them with insight and perspective in working constructively and proactively with governments and agencies.

Public Company Board Experience

Service as an executive officer, as well as on the boards and board committees, of public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO and senior management, agenda setting and succession planning.

Experience, Expertise or Attributes	Erin N. Kane	Michael L. Marberry	Farha Aslam	Paul E. Huck*	Darrell K. Hughes	Todd D. Karran	Gena C. Lovett	Daniel F. Sansone	Sharon S. Spurlin	Patrick S. Williams
Senior Leadership	·	·	·	·	·	·	·	·	·	·
Industry	·	·	·	·	·	·	·	·	·	·
Operations, ESG, HSE&S	·	·	·	·	·	·	·	·	·	·
Financial	·	·	·	·	·	·	·	·	·	·
Regulated Industries	·	·	·	·			·	·	·	·
Public Company Board	·	·	·	·	·	·	·	·	·	·
Independent Director		·	·	·	·	·	·	·	·	·
CEO Experience	·	·			·	·				·
Gender Diversity	·		·				·		·
Ethnic Diversity			·				·
*Mr. Huck is not standing for reelection at the Annual Meeting.

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The Nominating and Governance Committee also considered the specific experience described in the biographical details that follow in determining to nominate the individuals below for election as directors. See “Director Independence” on page 13 of this proxy statement.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

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NOMINEES FOR ELECTION

Erin N. Kane
Ms. Kane (45) has been President and Chief Executive Officer and a director of AdvanSix since the spin-off on October 1, 2016. Prior to joining AdvanSix, Ms. Kane served as Vice President and General Manager of Honeywell Resins and Chemicals since October 2014. She joined Honeywell in 2002 as a Six Sigma Blackbelt of Honeywell’s Specialty Materials business. In 2004, she was named Product Marketing Manager of Honeywell’s Specialty Additives business. From 2006 until 2008, Ms. Kane served as Global Marketing Manager of Honeywell’s Authentication Technologies business, and in 2008 she was named Global Marketing Manager of Honeywell’s Resins and Chemicals business. In 2011, she was named Business Director of Chemical Intermediates of Honeywell’s Resins and Chemicals business. Prior to joining Honeywell, Ms. Kane held Six Sigma and process engineering positions at Elementis Specialties and Kvaerner Process.

Ms. Kane serves on the Boards of Directors of the Chemours Company (NYSE: CC), and the American Chemistry Council. She served on the Board of Directors of the American Institute of Chemical Engineers (AIChE) from 2019 through 2021. Ms. Kane brings to the Board her extensive leadership experience as well as knowledge of AdvanSix’s business, industry, and operations/HSE and sustainability.

Michael L. Marberry
Mr. Marberry (64) has been President and Chief Executive Officer of J.M. Huber Corporation, a diversified supplier of engineered materials, natural resources and technology-based services, since 2009. He joined J.M. Huber Corporation in 1997 as Corporate Vice President of Corporate Strategy and Development. From 2002 until 2006, Mr. Marberry served as J.M. Huber Corporation’s Chief Financial Officer. From 2006 until 2009, he served as President of Huber Engineered Materials. Prior to joining J.M. Huber Corporation, Mr. Marberry held various management roles at M.A. Hanna Company, McKinsey & Company and Proctor and Gamble.

Mr. Marberry is currently a director of J.M. Huber Corporation. From 2012 until 2015, he served as a director of Sigma-Aldrich Corporation where he was the former Chair of the Compensation Committee. He brings to the Board his expertise in, among other things, senior leadership, industry, global business management, operations/HSE and sustainability, strategy development and growth, and mergers & acquisitions. Mr. Marberry is also a National Association of Corporate Directors (NACD) Governance Fellow.

Mr. Marberry is Chairman of the Board and has served as a director of AdvanSix since September 12, 2016.

Farha Aslam

Ms. Aslam (53) is a Managing Partner at Crescent House Capital, an investment and strategic advisory firm she founded that focuses on the agriculture, energy, and food processing industries. Ms. Aslam has worked in the finance industry since 1996. Prior to founding Crescent House in 2019, she was Managing Director at Stephens Inc. from 2004 until 2018, where she led the firm’s Food and Agribusiness equity research team and built a top-tier research franchise that spanned the grain, ethanol, protein, and packaged food sectors and successfully positioned several lead managed equity offerings and debt financings. Previously, Ms. Aslam was a vice president at Merrill Lynch and a risk management advisor at UBS. Ms. Aslam serves on the boards of directors of Green Plains Inc. (Nasdaq: GPRE), Pilgrim’s Pride Corporation (Nasdaq: PPC); and Calavo Growers, Inc. (Nasdaq: CVGW). Ms. Aslam graduated from the University of California with a B.A. degree in Economics. She holds a Master of Business Administration degree from Columbia University.

Ms. Aslam brings to the Board extensive experience with senior leadership, business strategy, public company governance, as well as financial and accounting expertise.

Ms. Aslam has served as a director of AdvanSix since December 2021.

Board Committees: Audit; Compensation and Leadership Development

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Darrell K. Hughes

Mr. Hughes (56) has been President and Chief Executive Officer of Aurora Plastics, an innovative company specializing in high quality rigid and cellular foam PVC compounds, since 2016. From 2010 until 2016, he served as Vice President and General Manager of Avery Dennison’s Materials Group, a global leader in labeling and packaging materials and graphics and reflective solutions. From 2007 until 2010, he was the President and General Manager of SABIC Innovative Plastics’ specialty film and sheet division. Prior to joining SABIC Innovative Plastics, Mr. Hughes held various positions at General Electric, including General Manager of specialty films and sheets from 2006 until 2007, General Manager of RTV & Elastomers in General Electric’s silicone division from 2003 until 2006 and General Manager of global business development and mergers and acquisitions from 1999 until 2003. Mr. Hughes has also held positions at Engelhard Corporation, Deloitte & Touche Consulting Group and Air Products.

Mr. Hughes brings to the Board the operational and financial expertise gained through nearly 30 years of holding senior management and leadership positions at a number of public companies, as well as experience in the chemicals industry, including strategy development and growth, and mergers and acquisitions.

Mr. Hughes has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

Board Committees: Audit; Nominating and Governance

Todd D. Karran
Mr. Karran (57) was President and Chief Executive Officer of NOVA Chemicals, a leading producer of polyethylene and expandable styrenics, from 2015 until his retirement in August 2020. Prior to that, he served as Senior Vice President and Chief Financial Officer of NOVA Chemicals from 2009 until 2016. Mr. Karran joined NOVA Chemicals in 1985 and held various other positions since then, including management, accounting and financial roles such as Vice President and Controller, Tax Compliance Specialist and Manager of Financial Services. From 2006 until 2007, he served as NOVA Chemicals’ Vice President and Chief Information Officer. From 2007 until 2009, he served as NOVA Chemicals’ Treasurer and Vice President of Corporate Development.

Mr. Karran was a director of NOVA Chemicals from 2015 through August 2020. He brings to the Board the leadership, management oversight and financial experience gained through his roles as a director of and in various senior management leadership roles at NOVA Chemicals, with extensive chemicals industry experience including operations/HSE and sustainability, global business, as well as strategy development and growth.

Mr. Karran has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.
Board Committees*: Compensation and Leadership Development; Health, Safety, Environmental and Sustainability

Gena C. Lovett

Dr. Lovett (59) recently successfully defended for a Ph.D. in Values Driven Leadership at Benedictine University. Dr. Lovett previously was the Vice President, Operations, Defense, Space and Security, of The Boeing Company, a manufacturer of airplanes, between July 2015 and June 2019. She served as Global Chief Diversity Officer between January 2012 and June 2015, and as Director, Manufacturing, Forgings, between July 2007 and January 2012, of Alcoa Corporation, a manufacturer of aluminum. She served in numerous roles with Ford Motor Company, a manufacturer of cars and trucks, between April 1992 and June 2007, most recently as Plant Manager, New Model Programs. She received a B.A. degree from The Ohio State University, a M.B.A. degree from Baker Center for Graduate Studies, and a M.S. from Benedictine University. Dr. Lovett is a director of Trex Company, Inc. (Nasdaq: TREX) and QuantumScape Corporation (NYSE: QS).

Dr. Lovett brings to the Board extensive experience with senior leadership, business strategy, public company governance, as well as management oversight, including operations/HSE..

Dr. Lovett has served as a director of AdvanSix since September 2021.

Board Committees*: Health, Safety, Environmental and Sustainability; Nominating and Governance
* The composition of certain Board Committees will change effective June 15, 2022. See below on page 9 under “Board Committees” for additional information.

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Daniel F. Sansone

Mr. Sansone (69) was Executive Vice President of Strategy for Vulcan Materials Company, a producer of construction aggregates, ready-mixed concrete, asphalt mix and cement, prior to his retirement at the end of 2014. Prior to that, he served as Vulcan Materials' Chief Financial Officer from 2005 until 2014. Mr. Sansone joined Vulcan Materials in 1988 and held various positions there, including Corporate Controller and Vice President of Finance. From 2001 until 2005, Mr. Sansone served as the President of Vulcan Materials’ Southern and Gulf Coast Division. From 1997 until 2001, he served as President of Vulcan Gulf Coast Materials. Before joining Vulcan Materials, Mr. Sansone held positions domestically and internationally at Monroe Auto Equipment, FMC Corporation and Kraft Inc. Mr. Sansone is a director of Ingevity Corporation (NYSE: NGVT). He also serves on various non-profit boards.

Mr. Sansone brings to the Board over 40 years of senior leadership, general management and financial and accounting experience as both an executive officer and board member of public companies, as well as experience with mergers and acquisitions, and regulated industries.

Mr. Sansone has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.

Board Committees*: Audit; Compensation and Leadership Development

Sharon S. Spurlin
Ms. Spurlin (57) has been Senior Vice President and Treasurer of Plains All American Pipeline L.P., an energy infrastructure and logistics company, since 2014. She joined Plains All American Pipeline L.P. in 2002 as its director of Internal Audit. From 2007 until 2009, Ms. Spurlin served as Plains All American Pipeline L.P.’s Assistant Treasurer. From 2009 until 2014, she served as both PetroLogistics L.P. and PL Midstream’s Senior Vice President and Chief Financial Officer. Ms. Spurlin has also held various positions at American Ref-Fuel Company and Arthur Andersen.

Ms. Spurlin is a director of Smart Sand Inc. (NASDAQ: SND), a supplier of industrial sand to the energy industry. She brings to the Board her corporate governance and financial expertise, including in financial reporting, accounting, capital markets and controls, as well as senior leadership experience in the chemicals industry, operations/HSE, ESG and sustainability, regulated industries, risk management, and public companies.

Ms. Spurlin has served as a director of AdvanSix since the spin-off from Honeywell on October 1, 2016.
Board Committees*: Nominating and Governance; Health, Safety, Environmental and Sustainability

Patrick S. Williams
Mr. Williams (57) has served as President and CEO and as a director of Innospec Inc. (NASDAQ: IOSP), an international specialty chemicals company, since 2009. Prior to holding this position, Mr. Williams was Executive Vice President and President, Fuel Specialties from 2005 to 2009 and in addition assumed responsibility for the global Performance Chemicals business in 2008. Prior to 2005, he served as Chief Executive Officer for the Fuel Specialties business in the Americas, having held a number of senior management and sales leadership roles in that business since 1993.

Mr. Williams has served as a director of Innospec Inc. since 2009. Mr. Williams brings to the Board the senior leadership, business strategy, management oversight, and public company governance experience gained through his role as a President and Chief Executive Officer and board member of Innospec Inc., with extensive chemicals industry experience including mergers and acquisitions, operations/HSE and sustainability, and strategy development and growth.

Mr. Williams has served as a director of AdvanSix since February 25, 2020.
Board Committees: Compensation and Leadership Development; Health, Safety, Environmental and Sustainability
* The composition of certain Board Committees will change effective June 15, 2022. See below on page 9 under “Board Committees” for additional information.

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CORPORATE GOVERNANCE

AdvanSix is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including the independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Guidelines, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board.

KEY CORPORATE GOVERNANCE DOCUMENTS Please visit our website at www.AdvanSix.com (see “Investors”—“Corporate Governance”) to view the following documents:

•Certificate of Incorporation and By-laws
•Corporate Governance Guidelines
•Code of Business Conduct
•Board of Directors Code of Ethics Guidelines
•Committee Charters

These documents are available free of charge on our website or by writing to AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054, c/o Corporate Secretary. Our Code of Business Conduct (the "Code of Conduct") applies to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees, and our Board of Directors Code of Ethics Guidelines (the "Board Code of Ethics") applies to our directors. Amendments to, or waivers of, the Code of Conduct and the Board Code of Ethics granted to any of our directors or executive officers, as applicable, will be disclosed on our website.

BOARD OF DIRECTORS

The primary functions of our Board of Directors are:

•to oversee the affairs of the Company and management performance on behalf of stockholders;
•to ensure that the long-term interests of the stockholders are being served;
•to monitor adherence to AdvanSix standards and policies;
•to promote the exercise of responsible corporate citizenship; and
•to perform the duties and responsibilities applicable to the members of our Board under the laws of Delaware, AdvanSix’s state of incorporation.
Board Meetings

During 2021, the Board held eight meetings and the Board committees collectively held 20 meetings. During 2021, all of the directors then serving attended 100% of the meetings of the Board and all Committees of the Board on which each such director served.

Board Leadership Structure

Our Board of Directors has adopted Corporate Governance Guidelines which outline our corporate governance policies and procedures, including, among other topics, director responsibilities, Board committees, management succession and performance evaluations of the Board.

Our Corporate Governance Guidelines provide that the positions of Chairman and Chief Executive Officer are to be held by separate individuals. Mr. Marberry currently serves as Independent Chairman of the Board who, in accordance with the Corporate Governance Guidelines, meets the independence requirements established by the NYSE. The Chairman, among other responsibilities, works with the Chief Executive Officer and the Board to prepare Board meeting agendas and schedules, acts as liaison to other independent members of the Board, and presides at Board meetings.

We believe that the current Board leadership structure is an appropriate structure for the Company and its stockholders at this time. The sharing of responsibilities allows, on the one hand, the Chief Executive Officer to focus her energy on strategy and management of the Company and its operations, and on the other hand, the Board to focus on oversight of strategic planning and risk management of the Company. The Board of Directors believes that Mr. Marberry’s service as the Independent Chairman of the Board is in the best interests of the Company and its stockholders at this time.

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The Board’s Chairman acts as chair at all Board meetings and is responsible for establishing the agenda for each Board meeting. In addition, the Chairman serves as liaison between management and the independent directors to provide feedback from executive sessions and to call and preside at meetings of the independent directors when necessary and appropriate.

Board Practices and Procedures

•The Board’s Committees—the Audit Committee, the Compensation and Leadership Development Committee (the "C&LD Committee"), the Nominating and Governance Committee and the Health, Safety, Environmental and Sustainability Committee (the "HSE&S Committee")—undertake, as applicable, extensive analysis and review of the Company’s activities in key areas such as financial reporting, risk management, internal controls, compliance, corporate governance, cybersecurity, leadership development, succession planning, executive compensation, environmental, social and governance topics ("ESG"), including health, safety, environmental and sustainability ("HSE&S") matters.
•The Board and its Committees perform an annual review of its priorities and calendarized agenda of topics to be considered for each meeting. During that review, each Board and Committee member is free to raise topics that are not on the agenda and to suggest items for inclusion on future agendas.
•Each director is provided, in advance, written material to be considered at each meeting of the Board and has the opportunity to provide comments and suggestions.
•The Board and its Committees provide feedback to management and management answers questions raised by the directors during Board and Committee meetings.
•Special meetings of the Board may be called by the Chairman, by the Chief Executive Officer or by a majority of the independent directors.
•The Board establishes its governance goals on an annual basis and utilizes the goals as the basis for agenda topics for meetings throughout the year.

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BOARD COMMITTEES

The Board currently has the following Committees: the Audit Committee, the C&LD Committee, the Nominating and Governance Committee and the HSE&S Committee. Each Committee consists entirely of independent directors. Each Committee operates under a written charter which is available on our website at www.AdvanSix.com (see “Investors”—“Corporate Governance”).

	Members (1)	Primary Responsibility	2021 Meetings
Audit Committee	Mr. Huck*	•Overseeing our financial reporting process (including systems of internal accounting and financial controls);	7
	Ms. Aslam	•Overseeing compliance with legal and regulatory requirements including regular review of integrity and compliance incident reporting, as applicable;
	Mr. Hughes	•Reviewing qualifications and independence of our independent accountants;
	Mr. Sansone	•Overseeing our independent accountants' annual audit of our financial statements;
•Overseeing enterprise risk management and performance of our internal audit function;
•Overseeing ESG matters including disclosure of human capital management and related metrics;
•Overseeing cybersecurity and security of Company data and information; and
•Reviewing and approving certain reports required by SEC rules and regulations.
Compensation and Leadership Development Committee	Mr. Sansone*	•Establishing and periodically reviewing our compensation philosophy;	5
	Ms. Aslam	•Evaluating the performance of our Chief Executive Officer including determining and approving compensation; and overseeing the performance, development and retention of senior management;
	Mr. Karran	•Reviewing and approving the compensation of our other executive officers, as well as evaluating Board compensation;
	Mr. Williams	•Overseeing the executive succession planning process, including emergency succession planning;
•Overseeing the administration and determination of awards under our compensation plans;
•Overseeing human capital management and ESG matters relating to leadership development and equity, diversity and inclusion ("ED&I") initiatives; and
•Reviewing and approving any report on executive compensation required by the rules and regulations of the SEC.
Nominating and Governance Committee	Ms. Spurlin*	•Overseeing our corporate governance practices and related matters;	4
	Mr. Huck	•Adopting and reviewing policies regarding the consideration of candidates for our Board proposed by stockholders and other criteria for Board membership;
	Mr. Hughes	•Identifying, reviewing and recommending individuals for election to the Board;
	Dr. Lovett	•Reviewing and making recommendations to our Board regarding the structure of our various Board Committees;
•Overseeing governance practices associated with ESG matters including that applicable Committees and/or the Board are chartered with appropriate oversight and responsibilities, as needed;
•Overseeing integrity and compliance incident reporting; and
•Overseeing our annual Board and Committee self-evaluations.
Health, Safety, Environmental and Sustainability Committee	Mr. Karran*	•Overseeing and providing guidance on HSE&S, process safety management, climate change, and related programs to support best practices and ensure consistency with business strategy and creation of stakeholder value;	4
Dr. Lovett
•Reviewing effectiveness of HSE&S management systems, reporting processes and systems of internal controls to ensure compliance with applicable regulations and laws and Company policies and procedures;

	Ms. Spurlin	•Overseeing risk management programs and ESG matters relating to HSE&S, asset reliability, supply chain, product stewardship and corporate social responsibility; and
	Mr. Williams	•Overseeing public policy and governmental relations matters.
* Chairperson
(1) Our Board has determined that (i) all the committee members of each of the Audit Committee, the C&LD Committee, the Nominating and Governance Committee and the HSE&S Committee are independent for purposes of applicable NYSE listing standards and Securities and Exchange Commission ("SEC") rules as well as applicable Committee charters, and (ii) Messrs. Huck, Hughes, and Sansone and Ms. Aslam satisfy the “accounting or related financial management expertise” requirements set forth in the NYSE listing standards, and has designated each of Messrs. Huck and Sansone and Ms. Aslam as an SEC defined “audit committee financial expert.”

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Mr. Paul Huck, who has served as a director since 2016, is not eligible for reelection at the Annual Meeting under the director age limit set forth in the Company's Corporate Governance Guidelines. Accordingly, Mr. Huck has not been renominated and will be retiring as a director effective as of the Annual Meeting.

The Board adopted the following changes to Committee composition, effective June 15, 2022:
•Mr. Sansone will succeed Mr. Huck as Chair of the Audit Committee, will serve on the HSE&S Committee, and will no longer serve on the C&LD Committee;
•Mr. Karran will serve as Chair of the C&LD Committee;
•Dr. Lovett will serve as Chair of the HSE&S Committee; and
•Ms. Spurlin will serve on the Audit Committee and will no longer serve on the HSE&S Committee.

Board Committee Oversight of Environmental, Social and Governance Matters

The Board exercises oversight with respect to Environmental, Social and Governance (ESG) matters including (i) ensuring that the Nominating and Governance Committee conducts a periodic assessment of ESG categories to confirm they are appropriately captured within the chartered responsibilities of applicable Committees; (ii) a periodic assessment of ESG-related matters escalated by applicable Committees, from time to time, for full Board oversight; and (iii) a periodic evaluation of applicable ESG-related enterprise risk management considerations. The following graphic shows the ESG responsibilities assigned to each Committee.

	Environmental				Social							Governance
Committee	HSE & Process Safety	Regulatory	Asset Reliability	Climate	Corp Social Resp. & Sustain.	ED&I	Human Capital Management	Leadership Dev	Executive Succession Planning	Product Stewardship	Gov't Rel.	Cyber	Supply Chain	ERM	ESG Metrics	Business Conduct Incident Reviews	Board Composition
HSE&S
C&LD
Audit
Nom & Gov

Board Evaluation Process

The Board and each of its Committees regularly evaluate their processes, agendas, meeting materials, continuing education and responsibilities in order to ensure that relevant governance and oversight functions are properly designed and administered, and reflect best practices. In addition, the Chair of the Nominating and Governance Committee oversees a formal annual Board and Committee self-evaluation process including holding one-on-one meetings with each director. The results of this self-evaluation process are reviewed by the Nominating and Governance Committee as well as by each Committee Chair, and summarized for the full Board to discuss during a dedicated session where a facilitated discussion seeks to comprehensively reflect on the results. Based on the evaluation process in 2021, the Board and Committees implemented certain changes to meeting schedules, agendas, as well as meeting materials, and determined to continue individual meetings with the CEO to support and drive continuous improvement of the Board's effectiveness, oversight responsibilities and governance. In addition, the Nominating and Governance Committee commenced a director search in connection with the transition associated with Mr. Huck's retirement and identified director candidates with complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board, which resulted in the appointment of Ms. Aslam and Dr. Lovett.

Board Committee Oversight of Independent Accountants

The Audit Committee seeks to ensure the exercise of appropriate professional skepticism by the independent accountants by reviewing and discussing, among other things, management and auditor reports regarding significant estimates and judgments and the results of peer quality review and PCAOB inspections of the independent accountants. The Audit Committee also reviews and pre-approves all audit and non-audit services provided to AdvanSix by the independent accountants in order to determine that such services would not adversely impact auditor independence and objectivity. At each in-person meeting, the Audit Committee also holds an executive session as well as separate private sessions with representatives of our independent accountants, our Chief Financial Officer, our General Counsel, our Controller, and our Senior Director, Internal Audit.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

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Board Committee Oversight of Executive Compensation and Outside Compensation Consultant

The C&LD Committee has sole authority to retain a compensation consultant to assist the C&LD Committee in the evaluation of director, CEO and senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the C&LD Committee is directly responsible for approving the consultant’s compensation, evaluating its performance, and terminating its engagement. Under the C&LD Committee’s established policy, its consultant cannot provide any other services to AdvanSix. Pearl Meyer has served as the C&LD Committee's independent compensation consultant since November 2017.

The C&LD Committee regularly reviews the services provided by its compensation consultant and performs an annual assessment to determine whether the compensation consultant is independent. The C&LD Committee and its advisors annually conduct a specific review of the relationship with Pearl Meyer in advance of their engagement for the upcoming year. As a result of this review, the C&LD Committee determined that Pearl Meyer is independent in providing AdvanSix with executive compensation consulting services and that Pearl Meyer’s work for the C&LD Committee does not raise any conflicts of interest, consistent with SEC rules and NYSE listing standards.

In making this determination, the C&LD Committee reviewed information provided by its compensation consulting firm on the following factors:
•any other services provided to AdvanSix by the consulting firm;
•fees received by the consulting firm from AdvanSix as a percentage of the consulting firm's total revenue;
•policies or procedures maintained by the consulting firm to prevent a conflict of interest;
•any business or personal relationship between the individual consultants assigned to the AdvanSix relationship and any C&LD Committee member;
•any business or personal relationship between the individual consultants assigned to the AdvanSix relationship, or the consulting firm itself, and AdvanSix’s executive officers; and
•any AdvanSix stock owned by the consulting firm or the individual consultants assigned to the AdvanSix relationship.
In particular, the C&LD Committee noted that Pearl Meyer's services were limited to executive and non-employee director compensation consulting. Specifically, Pearl Meyer does not provide, nor has it provided, directly or indirectly through affiliates, any non-executive compensation services. The C&LD Committee will continue to monitor the independence of its compensation consultant on a periodic basis.

The C&LD Committee's independent compensation consultant compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of AdvanSix and its Compensation Peer Group (see pages 27-28 of this proxy statement for further detail regarding the Compensation Peer Group) and analyzes the relative performance of AdvanSix and the Compensation Peer Group with respect to stock performance and the financial metrics generally used in the programs. Our independent compensation consultant also provides information regarding emerging trends and best practices in executive compensation. While the C&LD Committee reviews information provided by our independent compensation consultant regarding compensation paid by the Compensation Peer Group as a general indicator of relevant market conditions, the C&LD Committee does not target a specific competitive position relative to the market in making its compensation determination. Our independent compensation consultant reports to the C&LD Committee Chair, has direct access to C&LD Committee members, and attends C&LD Committee meetings either in person or by telephone.

Compensation Input from Senior Management

The C&LD Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of AdvanSix’s annual planning process, the CEO and CFO develop targets for AdvanSix’s incentive compensation programs and present them to the C&LD Committee. These targets are reviewed by the C&LD Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO recommends base salary adjustments and cash and equity incentive award levels for AdvanSix’s other executive officers, but does not provide recommendations on her own compensation. The CEO regularly presents to the C&LD Committee her evaluation of each executive officer’s contribution and performance, strengths and development needs and actions to support recommendations. The CEO's recommendations are based on performance appraisals (including an assessment of the achievement of pre-established financial and non-financial management objectives determined by the C&LD Committee with input from the full Board) together with a review of supplemental performance measures and prior compensation levels relative to performance.

Compensation and Leadership Development Committee Interlocks and Insider Participation

During fiscal year 2021, all of the members of the C&LD Committee were independent directors, and no member was an employee or former employee of AdvanSix. No Committee member had any relationship requiring disclosure under “Policy and Procedures Governing Related Party Transactions” on page 17 of this proxy statement. During fiscal year 2021, none of our executive officers

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served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the C&LD Committee.

BOARD’S ROLE IN RISK OVERSIGHT

While senior management has primary responsibility for managing risk, the Board, as a whole, has responsibility for risk oversight, while the relevant Committees review specific risk areas and report to the full Board as appropriate. The Board exercises its oversight through periodic management updates on the financial and operating results of AdvanSix, including its annual operating plans and strategic planning, and provides input to management with respect to ordinary course, business and commercial operating risks as well as related prospective risks. In addition, management reports to the Board and each Committee periodically on specific, material risks as they arise or as requested by individual Board members.

On a periodic basis, management reports to each of the Committees and the full Board, as applicable, on its Enterprise Risk Management ("ERM") program. These presentations are designed to provide the Committees and full Board with adequate visibility into business risks and enable the Board to effectively exercise its oversight function. Through its ERM program, management identifies the most significant risks facing the Company and ensures that, where possible, it deploys adequate risk mitigation strategies. The Board and Committees provide oversight and guidance to management to ensure that the ERM process appropriately identifies the risks facing AdvanSix and its operations, and that adequate risk mitigation steps are implemented where appropriate.

The specific risk areas of focus for the Board and each of its Committees are summarized below. In addition, each Committee meets in executive session as well as in separate private sessions with key management personnel and representatives of outside advisors. For example, the Senior Director, Internal Audit regularly meets in private sessions with the Audit Committee. In addition, the Senior Vice President of Integrated Supply Chain and the HSE Director regularly meet in private sessions with the HSE&S Committee.

Board/Committee	Primary Areas of Risk Oversight
Full Board	•	Strategic and commercial execution such as strategic planning and implementation, capital deployment, M&A, technology and innovation, and any slowdown in economic growth
	•	Plant outages, supply chain disruptions, raw material price inflation, customer demand, and competitive risk
	•	Capital structure and allocation, and development of financial policy including liquidity and debt management
	•	CEO succession planning
	•	Catastrophic events such as acts of terrorism, pandemics, natural disasters and plant accidents
Audit Committee	•	Accounting controls and financial disclosure
	•	Cyber security, including IT infrastructure, protection of customer and employee data, trade secrets and other proprietary information, ensuring the security of data, persistent threats and cyber risks
	•	Tax and liquidity management, financial, solvency, capital structure and credit risks
	•	Employee pension and saving plans
	•	Employee misconduct related to books, records and financial controls
Nominating and Governance	•	Labor compliance
Committee	•	Litigation, labor issues, intellectual property infringement, regulatory issues such as Foreign Corrupt Practices Act ("FCPA"), and product liability
	•	Compliance matters associated with import/export and FCPA
	•	Code of Conduct and Board Code of Ethics compliance
	•	Governance practices associated with ESG matters including that applicable Committees and/or the Board are chartered with appropriate oversight and responsibilities as needed
	•	Potential conflicts of interest and related party transactions
Compensation and Leadership Development Committee	•	Development and administration of executive and director compensation plans, programs and arrangements
	•	Performance, development and retention of senior management
	•	ED&I policies and initiatives
	•	Executive succession planning
Health, Safety, Environmental and Sustainability Committee	•	Regulatory compliance and management of health, safety, environmental, climate change, product stewardship and social policies and programs
	•	Effectiveness of health, safety, environmental and sustainability management systems, reporting processes and systems of internal controls
	•	Occupational process safety, environmental reporting, and asset reliability and maintenance
	•	Impact of public policy and government affairs

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COVID-19 Risk Oversight

During 2021, the Board continued to exercise oversight with respect to managing the risks of the COVID-19 pandemic. The Board’s oversight included a realignment and prioritization of enterprise risks associated with: Health, Safety, and Environmental; Operations; Commercial Strategy; Regulatory; Cybersecurity; and Workforce Planning.

In the first quarter of 2020, the Company began executing its business continuity plans, proactively implementing measures to mitigate COVID-19 impacts while continuing to operate all of its manufacturing facilities in a safe manner to meet customer demand. The Company took many actions to protect its employees, customers, suppliers, stockholders and surrounding communities including, but not limited to: (i) 100% thermal screening process at all facilities and restrictions on non-essential visitors; (ii) telecommuting across all sites, where possible; (iii) prohibiting all non-essential domestic and international business travel; (iv) establishing social distancing while limiting the number of employees in control rooms, labs and in-person meetings; and (v) maintaining policies and practices consistent with CDC and government guidelines including upgraded personal protective equipment, face coverings at all facilities, and exposure management protocols. AdvanSix implemented telecommuting policies to allow for continued operation of non-production business-critical functions, including financial reporting systems and internal controls. The Company established protocols at all sites, including on-site medical personnel at manufacturing facilities to actively monitor employees and contractors who report symptoms of or exposure to COVID-19. In addition, the Company trained a contingent workforce to operate the plants as part of its business continuity planning. The Company continued its execution of these measures at all sites through the end of 2021 and, during 2022, continues to evaluate and modify such measures based on evolving requirements and guidance.

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines state that a majority of our directors must be considered independent under relevant NYSE and SEC guidelines. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board.

Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that all of our non-employee directors are independent and satisfy the independence criteria in the applicable NYSE listing standards and SEC rules. In addition, the Board determined that each director who served during 2021, and who is intended to serve in 2022, on the Audit Committee and/or C&LD Committee satisfies the enhanced independence criteria associated with their membership on the Audit Committee and C&LD Committee, as applicable.

For a director to be considered independent, the Board must determine that the director does not have any material relationships with AdvanSix, either directly or indirectly through a family member or as a partner, member, principal or officer of an organization that has a relationship with AdvanSix, other than as a director and stockholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its independence determinations, including the following:

•No non-employee director receives any direct compensation from AdvanSix other than under the director compensation program described on pages 15-16 of this proxy statement.
•No immediate family member (within the meaning of the NYSE listing standards) of any non-employee director is an employee of AdvanSix or otherwise receives direct compensation from AdvanSix.
•No non-employee director is affiliated with AdvanSix or any of its subsidiaries or affiliates.
•No non-employee director is an employee of AdvanSix’s independent accountants and no non-employee director (or any of their respective immediate family members) is a current partner of AdvanSix’s independent accountants, or was within the last three years, a partner or employee of AdvanSix’s independent accountants and personally worked on AdvanSix’s audit.
•No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from AdvanSix.
•No AdvanSix executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.
•No non-employee director (or any of their respective immediate family members) is indebted to AdvanSix, nor is AdvanSix indebted to any non-employee director (or any of their respective immediate family members).
•No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that receives contributions from AdvanSix.

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The above information was derived from AdvanSix’s books and records and responses to questionnaires completed by the directors in connection with the preparation of this proxy statement. Based on our review of these materials, none of our non-employee directors had or has any relationship with AdvanSix other than as a director.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Nominating and Governance Committee consists entirely of independent directors under applicable SEC rules and NYSE listing standards. The Committee seeks individuals qualified to become directors, evaluates the qualifications of individuals suggested or nominated by third parties, including stockholders, and recommends to the Board the nominees to be proposed by AdvanSix for election to the Board. The Committee’s responsibilities include consideration of director candidates in anticipation of upcoming director elections and in connection with filling Board vacancies.

The Committee intends to take into consideration criteria established by the Board as set forth in the Company’s Corporate Governance Guidelines or established by the Committee in the Policy Statement Regarding Director Nominations and Stockholder Communications. In advance of, and at the time of, recommending candidates to the Board, the Committee shall inform the Board of the criteria used in making the recommendation.

The Committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity. In particular, the Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of AdvanSix’s businesses. While AdvanSix’s Corporate Governance Guidelines do not prescribe a diversity policy or standards, as a matter of practice, the Guidelines do prescribe that the Committee will give consideration to diversity when evaluating the composition of the Board and the nomination of director candidates. Directors are expected to challenge management constructively through active participation and questioning. The Nominating and Governance Committee is committed to enhancing both the diversity of the Board itself and the perspectives that are discussed in Board and Committee meetings.

The Committee conducts regular reviews of current directors in light of the considerations described above and past contributions to the Board.

Stockholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Corporate Secretary, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the above criteria, and the Committee reserves its right to request additional information regarding such candidate in its discretion. Stockholders wishing to nominate a director should follow the procedures set forth in the Company’s By-laws, the Policy Statement regarding Director Nominations and Stockholder Communications, and as described under “Other Information—Director Nominations” in this proxy statement.

EQUITY, DIVERSITY AND INCLUSION

At AdvanSix, we strive for an inclusive work environment that fosters respect for all our teammates, customers, suppliers and business partners. We value the diversity reflected in the various backgrounds, experiences, and ideas of our directors, employees, contractors, and other stakeholders. Our Equity, Diversity and Inclusion purpose statement reflects our journey to be our customers' trusted partner for Advantaged Chemistries by caring, innovating and advancing together. To achieve that togetherness, we strive to represent the communities in which we operate, celebrate our differences, inspire belonging, and be tenacious in our pursuit of bringing out the best in people both individually and collectively.

Our Code of Conduct outlines our commitment to provide employees a workplace that is free from discrimination or harassment (specifically related to gender, race, disability, ethnicity, nationality, religion and sexual orientation) or personal behavior not conducive to a productive work climate. We believe it is important that each employee feels a sense of belonging and valued as part of the organizational culture we are cultivating, and we feel it is important that each employee sees diverse representation across our AdvanSix team.

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AdvanSix joined hundreds of companies in signing the CEO Action for Diversity and Inclusion pledge in 2019, which centers around three main commitments: to have complex discussions about diversity and inclusion, implement and expand upon unconscious bias education and share diversity and inclusion practices. In support of this ongoing commitment, we engaged in honest and transparent conversations with our employees through 2021. AdvanSix also seeks to improve gender equality in the manufacturing industry, starting with supporting science, technology, engineering and math ("STEM") education and work in related fields. A group of employees formed Supporting Women in Manufacturing ("SWiM"), an AdvanSix Employee Resource Group, with the goal of promoting women in manufacturing, female leadership and growth in STEM-related fields. SWiM seeks to raise awareness on these matters through programs, events and discussions, including networking, professional development, outreach, volunteering and internal programs highlighting leadership and career paths in multiple disciplines. AdvanSix is committed to pay equity for its employees and regularly performs reviews of its compensation practices to evaluate and maintain pay equity in several respects, including by gender, ethnicity and race.

At a national level, AdvanSix not only participates as a board member, but is also a patron level supporter of the American Institute of Chemical Engineers’ “Doing a World of Good” initiative that actively supports five high priority pillars within the chemical engineering field that align closely with ESG principles including ED&I and sustainability. In addition, AdvanSix has supported and participated in the Future of STEM Scholars Initiative ("FOSSI"), a national, industry-wide program which provides scholarships to students pursuing STEM degrees at Historically Black Colleges and Universities ("HBCUs") and connections to internships, leadership development and mentoring opportunities. During 2021, we welcomed our first class of FOSSI scholars all of whom are in attendance at HBCUs.

During 2021, we introduced a number of key actions to advance inclusion and diversity within the organization including focus group discussions, review of our talent pipeline and overall development programs. Notably, we further enhanced our recruiting processes by implementing a program mandating a diverse candidate slate with the goal to increase our organization’s workforce diversity and improve outreach in the local communities where we operate. In addition, we continued unconscious bias education at leadership and managerial levels enterprise-wide to enhance our recruitment efforts and the evaluation process of candidates. We conducted Days of Understanding at our largest manufacturing facility throughout the month of June 2021 to encourage active engagement by leadership with all employees to listen to their experiences and gather feedback for improvement.

Our senior leadership team was comprised of over 50% women in 2021, including our Chief Executive Officer, Chief Human Resources Officer, Chief Information Officer, Vice President, Nylon Solutions and Vice President, Business Development. Four of our directors are women, and two directors are ethnically diverse.

The Board of Directors is committed to increasing its diversity through future Board appointments and in connection with its succession planning.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors participate in a comprehensive director onboarding and orientation program, including presentations by senior management to familiarize new directors with the Company’s plans, its financial and accounting practices, its key risk management topics, its compliance programs, its Code of Conduct and the Board Code of Ethics, its principal officers, its internal auditors and independent accountants. The directors receive materials or briefing sessions before each Board and Committee meeting. Between meetings, the directors are in frequent communication with the executive management of the Company on matters relating to critical aspects of the Company’s business. The Board also regularly participates in site visits, plant tours and training at AdvanSix’s facilities, as well as informational presentations regarding industry developments and various aspects of the Company's business and operations. Members of the Board attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

AdvanSix encourages director attendance at its Annual Meeting of Stockholders, and it is expected that each of our directors will attend absent extenuating circumstances. Generally, Board and Committee meetings are held immediately following the Annual Meeting of Stockholders. All of our directors then serving attended our 2021 Annual Meeting of Stockholders and all directors are expected to attend the 2022 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

The C&LD Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of AdvanSix receive no compensation for service on the Board. AdvanSix’s director compensation program is designed to enable continued attraction and retention of highly qualified directors and is designed to account for the time, effort, expertise and accountability required for active Board membership.

In general, the C&LD Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board. The compensation program was approved by our Board upon the recommendation of our C&LD Committee, in consultation with its independent compensation consultant, who conducted a comprehensive review of peer group and market data in order to

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assess total director compensation, consisting of cash retainer fees and annual equity awards, and to align the elements of our director compensation program with our peer group, including the recommended mix of at least 50% of total compensation in equity.

Our independent compensation consultant was engaged to conduct a competitive review of our director compensation program for 2021 and determined that total director compensation was below the median of the peer group (as described on pages 27-28 of this proxy statement). Our consultant proposed adjustments for the C&LD Committee's consideration in order to align with the median of the peer group, along with a recommended mix of at least 50% of total compensation in equity. For 2021, upon the recommendation of our C&LD Committee, in consultation with its independent compensation consultant and based on a comprehensive review of peer group and market data, our Board approved the following changes to the compensation of our non-employee directors: (i) increasing the Board cash retainer from $80,000 to $90,000, (ii) increasing the Chairman’s cash retainer from $70,000 to $85,000, and (iii) increasing the annual equity award value from $90,000 to $105,000.

Our 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated (the "2016 Stock Incentive Plan"), includes an annual limit of $750,000 on each director's total compensation, including both cash and equity components.

Cash Compensation
For 2021, non-employee directors received $90,000 as an annual cash retainer for their service on the Board, and they received additional retainers for the following roles:
•The Independent Chairman of the Board received $85,000;
•The Chair of the Audit Committee received $20,000;
•The Chair of the C&LD Committee received $15,000;
•The Chair of the HSE&S Committee received $10,000; and
•The Chair of the Nominating and Governance Committee received $10,000.

All directors are also reimbursed for reasonable travel, lodging and related expenses incurred in attending Board meetings.
Equity Compensation

Each non-employee director is eligible for an annual equity grant in the form of full-value stock awards. For 2021, each non-employee director was granted an award in the form of restricted stock units ("RSUs") with a grant date fair value of approximately $105,000. These annual stock grants are awarded following each Annual Meeting of Stockholders and vest one year from the date of grant.

Deferred Compensation Plan

In September 2017, the Board, upon the recommendation of the C&LD Committee, adopted the AdvanSix Inc. Deferred Compensation Plan (the “DCP”), effective January 1, 2018. The DCP is a nonqualified deferred compensation plan under which our directors may elect to defer up to a maximum of 100% of their cash retainer fees. Company contributions may not be made to the accounts of non-employee directors. Until a director meets his or her stock ownership requirements, as described below under “Stock Ownership Guidelines,” the only investment option available to a director who elects to participate is the AdvanSix stock unit fund. After satisfaction of the stock ownership requirements, a director may elect to allocate his or her deferrals to any investment option under the DCP. Any deferrals under the AdvanSix stock unit fund are irrevocably allocated to such fund. Any dividends applicable to deferrals under the AdvanSix stock unit fund are credited in the form of additional stock units. Under the Plan, each director’s account will be payable in lump sum or installments upon a scheduled distribution date or the participant’s separation from service or death in accordance with the director’s elections, the terms of the DCP and subject to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Distributions will be made in cash, with the exception of amounts held in the AdvanSix stock unit fund which will be distributed in shares of Company common stock, par value $0.01 per share ("Common Stock"). Deferrals by directors to the AdvanSix stock unit fund are reported as Other Stock-Based Holdings in the Stock Ownership Information table on page 18.

Stock Ownership Guidelines

Director stock ownership guidelines have been adopted under which each non-employee director, while serving as a director of AdvanSix, must hold Common Stock (including restricted shares, RSUs, holdings in the Company stock unit fund under the DCP, and/or Common Stock equivalents) with a market value of at least five times the annual base cash retainer (or $450,000 in 2021). Until a director has met the applicable ownership requirement, he or she is required to hold 100% of the shares (net of taxes) received upon the vesting of RSUs. As of April 1, 2022, all directors, other than Ms. Aslam, Dr. Lovett and Mr. Williams, have attained the prescribed ownership threshold. Directors have five years from appointment or election to the Board to attain the prescribed ownership threshold and each of Ms. Aslam, Dr. Lovett and Mr. Williams are within this five-year period.

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DIRECTOR COMPENSATION—FISCAL YEAR 2021

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Paul E. Huck	$110,000	$105,012	—	$215,012
Darrell K. Hughes	$90,000	$105,012	—	$195,012
Todd D. Karran	$100,000	$105,012	—	$205,012
Michael L. Marberry	$175,000	$105,012	—	$280,012
Daniel F. Sansone	$105,000	$105,012	—	$210,012
Sharon S. Spurlin	$100,000	$105,012	—	$205,012
Patrick Williams	$90,000	$105,012	—	$195,012
Gena Lovett	$27,445	$—	—	$27,445
Farha Aslam	$4,203	$—	—	$4,203
(1)Includes all fees earned in 2021, whether paid in cash or deferred under the DCP (including amounts held in the AdvanSix stock unit fund and any other investment option under the DCP). The amounts shown for Ms. Aslam and Dr. Lovett are prorated based on their respective dates of appointment to the Board.
(2)The amounts set forth in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Stock awards of 3,369 RSUs were made to each non-employee director on June 10, 2021 with a value of $31.17 per share, which vest in full on June 10, 2022. A more detailed discussion of assumptions used in the valuation of stock awards made in fiscal year 2021 may be found in Note 16 of the Notes to Consolidated Financial Statements in the Company’s Form 10-K for the fiscal year ended December 31, 2021 ("2021 Form 10-K").
(3)The table below reflects each director's outstanding RSUs granted under our 2016 Stock Incentive Plan, all of which are unvested at December 31, 2021. All of our directors, other than Ms. Aslam and Dr. Lovett, also hold amounts in the AdvanSix stock unit fund under the DCP.

Director Name	Outstanding RSUs at 12/31/21
Farha Aslam	—
Paul E. Huck	3,369
Darrell K. Hughes	3,369
Todd D. Karran	3,369
Gena C. Lovett	—
Michael L. Marberry	3,369
Daniel F. Sansone	3,369
Sharon S. Spurlin	3,369
Patrick Williams	3,369

Policy and Procedures Governing Related Party Transactions

Our Board adopted a written policy regarding the review and approval of related party transactions. This policy provides that our Nominating and Governance Committee reviews each of AdvanSix’s transactions involving an amount exceeding $100,000 and in which any “related person” had, has or will have a direct or indirect material interest. In general, “related persons” are our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding Common Stock and immediate family members or certain affiliated entities of any of the foregoing persons. Our Nominating and Governance Committee will approve only those transactions that are fair and reasonable to AdvanSix and in our, and our stockholders’, best interests. The Nominating and Governance Committee has delegated to its Chair the authority to review and approve any related person transaction in which the aggregate amount involved is expected to be less than $500,000, unless its Chair is directly or indirectly involved in such transaction, in which case such authority shall be delegated to another Nominating and Governance Committee member. The Committee Chair’s decision with respect to any such related person transaction shall be reported to the full Nominating and Governance Committee at its next scheduled meeting.
Since January 1, 2021, the Company has not been a participant in any related party transaction requiring disclosure under SEC rules.

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STOCK OWNERSHIP INFORMATION
The following table provides information regarding the beneficial ownership of our Common Stock by the following:
•each stockholder who beneficially owns more than 5% of our outstanding Common Stock;
•each of our directors;
•each of our named executive officers listed in our Summary Compensation Table; and
•all of our directors and executive officers as a group.
Except as otherwise noted below, we based the share amounts on each person or entity's beneficial ownership of our Common Stock as of April 1, 2022. Except as otherwise noted in the footnotes below, each person or entity identified in the table has sole voting and investment power with respect to the securities held. The percentage values are based on 28,103,293 shares of our Common Stock outstanding as of April 1, 2022. The address for each director and executive officer of AdvanSix is 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class
Directors and Named Executive Officers:	Common Stock (1)	Other Stock-Based Holdings (2)
Farha Aslam	—	—	*
Willem Blindenbach	18,083	—	*
Paul E. Huck	22,479	9,343	*
Darrell K. Hughes	22,479	1,095	*
Erin N. Kane	546,806	—	1.9%
Todd D. Karran	35,117	16,488	*
Achilles B. Kintiroglou	29,190	—	*
Gena Lovett	—	—	*
Michael L. Marberry	104,184	14,491	*
Michael Preston	181,972	—	*
Daniel F. Sansone(3)	31,479	17,638	*
Kelly Slieter	8,601	—	*
Sharon S. Spurlin	39,244	16,014	*
Patrick S. Williams	8,079	1,565	*
All directors and executive officers as a group (15 persons)	1,107,876	76,634	3.9%
Principal Stockholders:
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	4,585,800		16.3%
The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355	2,034,329		7.2%
*Represents beneficial ownership of less than one percent of the outstanding Common Stock.
(1)Reflects shares of Common Stock held directly or indirectly by the named individual, as well as shares which the named individual has the right to acquire through the exercise of vested stock options as follows: Mr. Blindenbach 15,127, Ms. Kane 267,124, Mr. Kintiroglou 25,234, Mr. Preston 92,955, and Ms. Slieter 2,700.
(2)Reflects share-equivalents in deferred accounts under our Deferred Compensation Plan, as to which no voting or investment power exists. These share equivalents are not included for purposes of determining the "Percentage of Class."
(3)Common Stock total reflects shares held indirectly by Mr. Sansone's spouse.
(4)Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2022. BlackRock, Inc. has sole voting power in respect of 4,520,379 shares and sole dispositive power in respect of 4,585,800 shares.
(5)Based on a Schedule 13G/A filed by Vanguard Group Inc. with the SEC on February 9, 2022. Vanguard Group Inc. has sole dispositive power in respect of 1,985,405 shares, shared dispositive power in respect of 48,924 shares, sole voting power in respect of no shares and shared voting power in respect of 30,973 shares.

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SEC FILINGS AND SECTION 16(a) REPORTS

Availability of AdvanSix SEC Filings

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.AdvanSix.com under the heading “Investors” (see “SEC Filings”) immediately after they are filed with or furnished to the SEC.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2021, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

CORPORATE SOCIAL RESPONSIBILITY AND SUSTAINABILITY
At AdvanSix, a key priority has been, and will continue to be, ensuring safe, stable and sustainable operations through best-in-class performance and adherence to our core values of Safety, Accountability, Integrity and Respect. Our legacy and continued commitment to operational excellence, including process safety and commitment to ACC Responsible Care® principles, has served to establish a solid foundation for our corporate social responsibility ("CSR") and sustainability programs. By integrating health, safety, environmental and sustainability considerations into all aspects of our business, we protect our team and the environment, achieve sustainable growth and accelerated productivity, and drive compliance with all applicable regulations. Our health, safety and environmental management systems reflect our values and help us meet our business objectives.

Our initiatives are supported by AdvanSix's Sustainability Council, comprised of subject matter experts throughout our organization, with a critical, strategic mission -- As our customers’ trusted partner for Advantaged Chemistries, we will advance on our path forward by remaining true to our core values, serving as a responsible corporate citizen, adapting to the needs of our stakeholders and delivering innovative ideas for a sustainable future.

The Sustainability Council regularly reports to our HSE&S Committee of the Board, which oversees our policies and programs relating to compliance with health, safety, environmental, and sustainability matters, including process safety, supply chain security, asset reliability, product stewardship, community engagement, public policy and government affairs, as well as such other matters regarding our role as a responsible corporate citizen. For information regarding Board Committee oversight of key environmental, social and governance matters, please see above under "Corporate Governance - Board Committees - Board Committee Oversight of Environmental, Social and Governance Matters."

AdvanSix continues to build on its legacy and commitment to a sustainable future by weaving sustainability into its core business culture and values with a focus on transparency, accountability and innovation across the organization. This commitment propelled the Company’s progress and achievements which included, among others:

•2021 Platinum Rating for CSR by EcoVadis, an independent CSR assessment agency which includes evaluations in the areas of Environment, Labor & Human Rights, Ethics, and Sustainable Procurement. The Platinum Rating puts AdvanSix in the top one percent of all companies assessed. AdvanSix received a Gold Rating in 2020.

•Ranked 30th in the 100 Best ESG Companies of 2021 by Investor's Business Daily and named one of Newsweek's Most Responsible Companies for 2022.

•Joined Together for Sustainability ("TfS"), a global, procurement-driven initiative based on the UN Global Compact and Responsible Care® principles that delivers a groundbreaking framework with robust tools to assess the sustainability performance of chemical companies and their suppliers. TfS delivers the de facto global standard for ESG performance of chemical supply chains by allowing member companies to assess the environmental, labor & human rights, ethical and sustainable procurement performance of their suppliers and progress measurable improvements of their suppliers’ as well as their own sustainability performance.

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•Joined Operation Clean Sweep ("OCS"), a stewardship campaign organized by the Plastics Industry Association and the American Chemistry Council’s Plastics Division designed to achieve zero pellet, flake and powder loss, and help preserve the marine environment. AdvanSix signed the OCS pledge, highlighting its commitment as a leading nylon resin provider in the North American plastics industry, and is implementing the program at its Chesterfield, Virginia site, where employees are performing assessments and preventing chip loss at the point of origin. Additional training and process improvements are ongoing, as the team works to fulfill the pledge of the OCS campaign.

•Signatory to the United Nations Global Compact, pledging to meet fundamental responsibilities in four areas: Human Rights, Labor, Environment and Anti-Corruption. This commitment requires an annual update on our progress toward implementing the UN Global Compact’s 10 principles and to advancing the UN Sustainable Development Goals. At AdvanSix, the UN Global Compact’s principles are part of our day-to-day business practices, connected with our organizational culture and consistent with our overall commercial and sustainability strategy.

•Advanced key actions to support ED&I within the organization including focus group discussions, enterprise-wide unconscious bias education of leadership and managers, and recruiting enhancements mandating a diverse candidate slate, with the goal to increase our organization’s workforce diversity and improve outreach in the local communities where we operate. AdvanSix supported and participated in the Future of STEM Scholars Initiative, a national, industry-wide program which provides scholarships to students pursuing STEM degrees at HBCUs and connections to internships, leadership development and mentoring opportunities. For a discussion of ED&I at AdvanSix, see above under "Corporate Governance - Equity, Diversity and Inclusion."

Responsible Care

AdvanSix is a proud member of the American Chemistry Council ("ACC") and, as an ACC Responsible Care® company, has a sharp focus on safety and advancing a sustainable enterprise, supported by approximately 1,375 dedicated employees. Since 1988, Responsible Care® has helped ACC member and partner companies improve the health and safety of employees, the communities in which they operate, and the environment. We engage in open and honest dialogue with our key stakeholders including employees, investors, business partners, public authorities and communities to discuss their concerns, present our actions and communicate results.

We adhere to the Responsible Care® Guiding Principles, which encourage:
•Ethical leadership
•Product safety
•A culture which reduces and manages process safety risk
•Reduction of pollution and waste
•Continuous improvement in environmental, health, safety and security performance
All AdvanSix sites, including our corporate headquarters, are RC14001® Certified. We are committed to managing our operations in a safe, secure and sustainable manner in accordance with the Responsible Care® Guiding Principles. This includes our commitment to: safety as a core value, compliance, protection of our environment, engagement with our stakeholders, continuous improvement of the performance of our products and processes, and implementation of processes to assure adherence.

AdvanSix’s Integrity and Compliance Program

AdvanSix’s Integrity and Compliance program reflects our core values and helps our employees, representatives, contractors, consultants, and suppliers meet a high standard of business conduct globally. At the core of the Integrity and Compliance program is the AdvanSix Code of Conduct that applies across the Company to all directors, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees. The Code of Conduct serves as a set of baseline requirements that enables employees to recognize and be aware of how to report compliance, integrity, and legal issues. It also outlines our organization’s pledge to operate in a safe, ethical and compliant manner, promote a positive workplace, respect each employee, promote development through education and training that broadens work-related skills, and value diversity of perspectives and ideas. The Code of Conduct provides guidance and outlines expectations in a number of key integrity and compliance areas, including the prohibition of sexual or other forms of harassment, avoiding conflicts of interest, our commitment to health, safety and environmental matters, maintaining accurate books and records, anti-corruption and proper business practices, trade compliance, insider trading, data privacy, respect for human rights, and the appropriate use of information technology and social media. One of the hallmarks of a successful enterprise is a transparent culture of integrity and compliance, as well as a commitment to health, safety and environmental matters. Operating with integrity enhances our ability to operate safely, sustain the credibility of our brand, maintain a strong reputation, and build a track record of growth and performance. All AdvanSix employees are required to participate in Code of Conduct training and certify on an annual basis that they comply with the Code of Conduct. In addition, directors and executive officers certify, on an annual basis, their recognition of the Code of Conduct and their commitment to act in accordance with its requirements. In connection with our quarterly and annual SEC reporting, certain key members of management similarly certify as to their compliance with the Code of Conduct as well as confirmation of their responsibility to report suspected violations of law, Company policy and the Code of Conduct. In addition to the Code of Conduct, our Integrity and Compliance program provides comprehensive training on a periodic basis, or more frequently, as needed, regarding key compliance topics, develops training scenarios, provides mechanisms for employees and third parties to report

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concerns, and ensures timely and fair reviews of integrity and compliance concerns. This includes annual training regarding our Anticorruption and FCPA policy, our Insider Trading Policy, our Acceptable Use Policy and our Cybersecurity Policies.

For our Sustainability Report and more information about our corporate social responsibility and sustainability initiatives, please visit our Global Citizenship website at https://www.advansix.com/global-citizenship.
STOCKHOLDER OUTREACH AND ENGAGEMENT

It is critical that we understand the issues that are important to our stockholders and address, as appropriate, their interests in a meaningful and effective manner. As a result, we engage with our stockholders on a regular basis to discuss a range of topics including our performance, risk management, executive compensation, and corporate governance. Continuous dialogue and engagement with our stockholders helps us understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor meetings and conferences, as well as analyst meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, our website as well as our conference calls for our quarterly earnings releases. Our CEO, CFO, Director of Investor Relations and other members of management meet periodically with investors to discuss the Company and its financial and business performance and, during 2021, we hosted an investor day in Virginia with site tours.

In addition, we conduct comprehensive governance and compensation outreach efforts with stockholders representing more than 50% of our shares outstanding to provide updates regarding our business, our compensation philosophy and governance framework. From these outreach efforts, as well as meetings held with stockholders, we received positive feedback regarding our governance and compensation regime and our willingness to engage with our stockholders on issues that are important to them. We continue these efforts in connection with our Annual Meeting as well as throughout the remainder of the year. Our executive compensation program received substantial support and was approved, on an advisory basis, by 97% of votes cast at our 2021 Annual Meeting of Stockholders. We believe that this level of approval is indicative of our stockholders’ strong support of our executive compensation program, philosophy and goals and the decisions made with respect to the structure of our executive compensation program and the compensation of our NEOs.

As a result of our stockholder engagement efforts, our Board and stockholders approved at our 2019 Annual Meeting of Stockholders an amendment to our Certificate of Incorporation and By-laws to remove the supermajority vote requirement to amend our By-laws. In addition, at our 2020 Annual Meeting of Stockholders our stockholders approved the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated.

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COMMUNICATING WITH MANAGEMENT AND IR

Our Investor Relations department is the primary point of contact for stockholder interaction with AdvanSix. Stockholders should write to or call:

Adam Kressel
Director, Investor Relations
AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054
Phone: +1 (973) 526-1700
Visit our website at www.AdvanSix.com

We encourage our stockholders to visit the “Investors” section of our website for more information on our investor relations and corporate governance programs.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Stockholders, as well as other interested parties, may communicate directly with the Chairman, the non-employee directors as a group, or individual directors by writing to: AdvanSix Inc., c/o Corporate Secretary, 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

AdvanSix’s Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product or service-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we discuss the compensation philosophy, programs and practices adopted by the C&LD Committee for senior executive officers and review the various objectives and elements of AdvanSix’s executive compensation program, its alignment with performance and the 2021 compensation decisions regarding our Named Executive Officers (“NEOs”).

For purposes of this CD&A and the disclosure that follows, the following are AdvanSix’s NEOs for 2021:

Erin N. Kane	President and Chief Executive Officer (CEO)
Michael Preston	Senior Vice President and Chief Financial Officer (CFO)
Achilles B. Kintiroglou	Senior Vice President, General Counsel and Corporate Secretary
Kelly Slieter	Senior Vice President and Chief Human Resources Officer
Willem Blindenbach	Senior Vice President, Integrated Supply Chain

Executive Summary

Overview

In 2021, the Company once again differentiated its performance by delivering outstanding results and supporting its customers, all while continuing to successfully navigate the ongoing COVID-19 pandemic, significant industry supply chain disruptions, and an inflationary cost environment. The strong results reflect the resilience and strength of our execution and business model as well as our leadership positions across our diverse product portfolio. Some of the notable highlights include:

•We achieved post-spin record annual sales, earnings and cash flow.
•We announced our first acquisition by acquiring certain assets of Commonwealth Industrial Services, Inc. (CIS) for approximately $9.5 million. The acquisition enables the Company to expand its product offerings by directly supplying packaged ammonium sulfate to customers, primarily in North and South America.
•We initiated a $0.125 per share quarterly cash dividend on the Company's common stock reflecting confidence in our financial strength and ability to generate strong and sustained free cash flow.
•We completed a refinancing of our existing credit facility by entering into a new 5-year, $500 million revolving credit facility providing increased liquidity and flexibility at lower borrowing costs reflecting strong business performance and more favorable credit market conditions.
•We significantly reduced our debt levels to provide optionality for further value creation.
•We were awarded a 2021 Platinum rating for corporate social responsibility (CSR) from EcoVadis, an independent CSR assessment agency. The Platinum rating puts the Company in the top 1% of all companies assessed.
•We were ranked 30th in the 100 Best ESG Companies of 2021 by Investor's Business Daily.
•We were named one of Newsweek's Most Responsible Companies for 2022.

As we look forward, we are targeting significant earnings growth in 2022 supported by expected strong execution and robust ammonium sulfate fertilizer performance as well as an ongoing focus on our strategic priorities including superior operational excellence, differentiated product growth and strong and disciplined capital stewardship.

2021 Financial Results

The Company’s financial results represented record annual sales, earnings and cash flow as a public company reflecting strong execution amid improving end market demand and tight industry supply conditions. Consistent with its compensation philosophy, the C&LD Committee evaluated the Company’s reported financial results and strategic objectives, and approved 2021 Short-Term Incentive payouts to NEOs at 185% of target opportunity. For a discussion of our 2021 Short-Term Incentive payouts, see "Short-Term Incentive Awards" on pages 28-29.

Highlights of 2021 Financial Results:

•Sales up approximately 45% versus 2020 driven by 20% favorable impact of market-based pricing, 18% higher raw material pass-through pricing and 7% higher volume
•Net Income of $139.8 million, an increase of $93.7 million versus 2020

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•EBITDA1 of $255.5 million, an increase of $131.8 million versus 2020

•EBITDA Margin1 of 15.2%, an increase of 450 bps versus 2020

•Cash Flow from Operations of $218.8 million, an increase of $107.0 million versus 2020

•Capital Expenditures of $56.8 million, a decrease of $26.1 million versus 2020

•Free Cash Flow1,2 of $162.0 million, an increase of $133.1 million versus 2020

(1) See “Non-GAAP Measures” included in Appendix A for non-GAAP reconciliations.
(2) Free Cash Flow is Net cash provided by operating activities less Capital expenditures

Total Stockholder Return

The following graph compares the cumulative total stockholder return on the Company’s common stock to the total returns on the S&P Small Cap 600 Materials Index and our compensation peer group over the last five years.

Reflects period from December 31, 2016 through December 31, 2021

Fiscal 2021 Compensation Actions

The following summarizes the key compensation decisions for our NEOs for fiscal 2021:

•Base Salary: Based on performance assessments and, in consultation with the independent compensation consultant, a review of peer group data for compensation benchmarking, in February 2021, the C&LD Committee approved merit-based salary increases for Ms. Kane to $925,000 and for Mr. Preston to $475,000, in each case to better align their base pay with competitive market practices. In February 2021, the C&LD Committee approved the following annual base salaries for our other NEOs: Mr. Kintiroglou, $395,000; Ms. Slieter, $345,000 and Mr. Blindenbach, $335,000. All salary increases were effective April 1, 2021.

•Short-Term Incentive Awards: Our 2021 short-term incentive compensation program remained generally consistent with our 2020 program except that our Working Capital Turns performance metric was replaced with a Free Cash Flow (“FCF”) metric. The performance metrics under the short-term incentive program adopted in February 2021 were based on EBITDA (60% weighting), Free Cash Flow (20% weighting) and Leadership Team Strategic Objectives (20% weighting). The target bonus payout opportunities as a percentage of base salary for all of our NEOs remained unchanged from 2020. Our financial and strategic performance during 2021, as discussed below under “Short-Term Incentive Awards,” resulted in achievement of 185% of the target bonus payout opportunity.

•Long-Term Incentive Compensation: Our 2021 long-term incentive compensation program remained generally consistent with our 2020 program. In February 2021, our NEOs were granted annual long-term incentive awards in the form of performance stock units (“PSUs”), restricted stock units (“RSUs”) and stock options. All of our NEOs received 50% of their total annual grant value in PSUs, 25% in RSUs and 25% in stock options. PSUs vest after the completion of a three year performance period, and the number of shares earned, if any, will be based on our average return on investment ("ROI") and cumulative earnings

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per share ("EPS") performance relative to pre-established targets. In addition, the program includes a Relative Total Shareholder Return ("rTSR") modifier, pursuant to which the number of shares earned based on our EPS and ROI performance will be: (i) increased by 10% if our TSR performance is above the 75th percentile relative to the S&P Small Cap 600 Materials Index, or (ii) decreased by 10% if our TSR performance is below the 25th percentile relative to the S&P Small Cap 600 Materials Index. Stock options vest ratably over a three-year period on the first three anniversaries of the grant date and expire ten years after the grant date.

•Peer Group: In consultation with the independent compensation consultant, we reviewed and approved our existing peer group to ensure it appropriately reflects comparator companies of similar revenue size and business scope with whom we compete for talent and capital, with no changes during 2021 with the exception of the removal of one company that was acquired during 2021.

Results of our 2021 Advisory Vote on Executive Compensation

Our executive compensation program received substantial support and was approved, on an advisory basis, by 97% of votes cast at our 2021 Annual Meeting of Stockholders. Our C&LD Committee and the other members of our Board believe that this level of approval is indicative of our stockholders’ strong support of our executive compensation program, philosophy and goals and the decisions made with respect to the structure of our executive compensation program and the compensation of our NEOs.

Our Executive Compensation Philosophy and Approach

Our executive compensation and benefit programs are designed to support the creation of stockholder value through four key objectives:
•attract and retain world-class leadership talent
•drive performance that creates stockholder value
•pay for superior results and sustainable performance
•manage risk through oversight and sound management

In setting total compensation to meet these key objectives, we seek to achieve the optimal balance between: (1) fixed and variable (or “at-risk”) pay elements; (2) short-term and long-term pay elements; and (3) cash and equity-based elements.

The factors applicable to our NEOs that generally shape our assessment of compensation and help achieve our key objectives include: (1) compensation history, in total and for each element of compensation; (2) operational and financial performance of AdvanSix; (3) individual future leadership development and potential; (4) our performance relative to the competitive marketplace; (5) individual performance record; (6) relative level of responsibility within AdvanSix and the impact of the NEO’s position on Company performance; (7) trends and best practices in executive compensation; and (8) industry and macroeconomic conditions.

We seek to establish annual and long-term incentive compensation program designs that are reflective of our pay-for-performance culture and adopt performance metrics under our short-term incentive compensation program and for our PSUs which are designed to align with the key elements of our strategy to grow stockholder value.

For a discussion of certain of our C&LD Committee processes and procedures with respect to executive compensation, please see "Board Committee Oversight of Executive Compensation and Outside Compensation Consultant" on page 11.

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2021 Target Compensation Mix

The following charts illustrate the approximate target mix of base salary, short-term incentive awards and long-term incentive awards for our CEO and our other NEOs in 2021, highlighting the performance-driven focus of our executive compensation program which emphasizes at risk, performance-based pay:

Key 2021 Compensation Program Elements

The following is a summary of the main elements of our 2021 compensation program, a description of each element and an explanation as to why we pay each element:

Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation; reviewed annually and subject to adjustment	Attract, retain and motivate our NEOs
Short-Term Cash Incentive Compensation	Annual cash incentive compensation based on performance against annually established Company financial and operational performance goals, as well as strategic objectives	Reward and motivate our NEOs for achieving key short-term performance objectives
Long-Term Equity Incentive Compensation	Annual equity compensation awards of PSUs (with payout tied to achievement of Company financial and operational goals measured over a 3-year performance period, with an rTSR modifier), time-based RSUs and stock options	Align NEO interests with those of our stockholders by rewarding the creation of long-term stockholder value and encouraging stock ownership; reward and motivate our NEOs for achieving key long-term performance objectives
Health, Welfare and Retirement Benefits	Qualified and nonqualified retirement plans and health care and insurance benefits	Attract and retain NEOs by providing market-competitive benefits
Severance and Change-in-Control Arrangements	Reasonable severance benefits provided upon covered terminations of employment, including following a change in control	Attract and retain high quality talent by providing market-competitive severance protection, thereby encouraging NEOs to direct their attention to stockholders’ interests notwithstanding the potential for loss of employment in connection with a change in control

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Our Commitment to Compensation Best Practices
As part of our executive compensation program, our C&LD Committee is committed to regular review and consideration of best practices in governance and executive compensation. Our C&LD Committee has adopted the following policies and practices:

	What We Do		What We Don’t Do
●	Pay-for-performance philosophy designed to emphasize compensation tied to creation of stockholder value	●	No excise tax gross-ups upon a change in control
●	Retention of an independent compensation consultant who is prohibited from performing any other services for the Board or Company	●	No significant perquisites and no gross-ups on perquisites
●	Multiple performance metrics for short-term and long-term incentive compensation; different metrics used for each plan	●	No excessive severance or change in control protection
●	Maximum cap on our incentive award payouts	●	No repricing or replacement of stock options without stockholder approval
●	Deliver a substantial portion of executives’ target total direct compensation in the form of variable, “at risk,” performance-based compensation	●	No hedging and pledging permitted by our executives and directors
●
Robust compensation governance practices, including annual CEO performance evaluation by our independent directors and a comprehensive process for setting performance goals with use of independent compensation consultant

●	Double trigger provisions for accelerated vesting of equity awards upon a change in control
●	Stock ownership guidelines (5x base salary for our CEO, 3x base salary for our CFO, and 1x for our other NEOs)
●	Annual limit on director compensation
●	Guard against competitive harm by obtaining our executives’ agreement to non-competition compensation forfeiture clauses and other restrictive covenants
●	Apply clawback obligations to incentive-based and equity-based compensation awards for executive officers pursuant to our clawback policy and our 2016 Stock Incentive Plan

Peer Group

The C&LD Committee believes it is important to understand the relevant market for executive talent to ensure that AdvanSix’s executive compensation program is competitive and supports the attraction and retention of highly qualified executives. The C&LD Committee also believes that market information is useful as one relevant factor in assessing the reasonableness of compensation paid to our executive officers.

The C&LD Committee utilizes its independent compensation consultant to advise with respect to establishing its peer group of companies for use in connection with compensation benchmarking, review of market practices and relative performance evaluations. The following selection criteria were used in determining the peer group: size (revenues and market capitalization generally within the range of 0.33 - 3x AdvanSix’s revenue and market capitalization), industry (chemicals industry), operating complexity (focused on organizations with vertical integration), location/geographic reach (U.S. based organizations with global distribution) and availability of data (publicly traded companies). On a regular basis, at the C&LD Committee's direction, the independent compensation consultant evaluates the peer group and proposes modifications for the C&LD Committee's consideration to eliminate companies that were acquired or no longer meet the peer group selection criteria and to add new companies to ensure that we can continue to maintain a robust data set from the peer group.

In February 2021, the C&LD Committee approved the following peer companies, as recommended by its independent compensation consultant, to be used in determining 2021 compensation for our executive officers as well as our directors (which we refer to in this proxy statement as our "Compensation Peer Group" or our "peer group"):

American Vanguard	H.B. Fuller	Quaker Chemical Corp.	W.R. Grace
Cabot Corp.	Ingevity Corp.	Sensient Technologies Corp.
Ferro Corp.	Innospec Inc.	Stepan Co.
GCP Applied Technologies	Kraton Corp.	Trinseo
Hawkins Inc.	Minerals Technologies Inc.	Tredegar Corp.
During 2021, W.R. Grace was removed from the peer group as a result of an acquisition that closed during 2021. During 2022, Kraton Corp. was removed from the peer group as a result of an acquisition that closed during the first quarter. Ferro Corp has announced that it will be acquired in 2022 and we expect that it will be removed from the peer group upon the closing of its acquisition.

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As compared to the peer group, AdvanSix ranked at approximately the 55th percentile with respect to fiscal year-end 2021 revenues and at approximately the 20th percentile with respect to market capitalization as of December 31, 2021, based on the data provided by our independent compensation consultant.

Details on Program Elements and Related 2021 Compensation Decisions

Base Salary

Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on scope of responsibility, years of experience and performance, with reference to market data (but are not targeted to a specific competitive position). On February 12, 2021, based on performance assessments and, in consultation with the independent compensation consultant, a review of peer group data for compensation benchmarking, the C&LD Committee approved merit-based salary increases for Ms. Kane to $925,000, representing a 2.8% increase, and for Mr. Preston to $475,000, representing a 3.2% increase, to align their base pay with competitive market practices.

In February 2021, the C&LD Committee approved the following annual base salaries for our other NEOs, effective April 1, 2021: Mr. Kintiroglou, $395,000, representing an approximately 5% increase; Ms. Slieter, $345,000, representing an approximately 3% increase; and Mr. Blindenbach, $335,000, representing an approximately 3% increase.

In February 2022, based on performance assessments and, in consultation with the independent compensation consultant, a review of peer group data for compensation benchmarking, the C&LD Committee approved merit-based salary increases for each of the NEOs. The following are the annual base salaries of our NEOs: Ms. Kane, $990,000; Mr. Preston, $490,000; Mr. Kintiroglou, $430,000; Ms. Slieter, $365,000; and Mr. Blindenbach, $335,000. These base salaries of our NEOs were effective April 1, 2021.

Short-Term Incentive Awards

Short-term incentive awards are intended to motivate and reward executives for achieving annual corporate and individual goals in key areas of financial and operational performance.

In February 2021, the C&LD Committee established the metrics for the short-term incentive plan for 2021 to ensure alignment with the Company’s business objectives and compensation philosophy while also taking into consideration a review of peer group data confirmed by its independent compensation consultant. Under the 2021 program, the performance metrics for employees at the level of vice president and above, including our NEOs, were unchanged from 2020 with the exception that the Working Capital Turns performance metric was replaced with a Free Cash Flow ("FCF") performance metric. In consultation with its compensation consultant, the C&LD Committee determined that FCF is a key external measure evaluated by investors, is a prevalent measure used in the chemicals industry, promotes disciplined capital expenditure spend and links short-term incentive payments to cash generation by the business.

Under the plan established for 2021, our NEOs had the opportunity to earn a cash payment based on Company financial performance measured over the period from January 1, 2021 to December 31, 2021. The Company performance metrics for 2021 were based on the following metrics:

Performance Metrics	Weighting	Definition
EBITDA	60%	Earnings before interest, taxes, depreciation and amortization
Free Cash Flow	20%	Net cash provided by operating activities less Expenditures for property, plant and equipment
Leadership Team Strategic Objectives	20%	Goals relating to business strategies, operational excellence, risk management and corporate social responsibility factors including environmental, social and governance priorities

For performance achievement at the target level (100% of the specified performance metric), each NEO would earn his or her target award opportunity, which is expressed as a specified percentage of his or her base salary. The target award opportunities for our NEOs for 2021 were: Ms. Kane, 100%; Mr. Preston, 70%; Mr. Kintiroglou, 60%; Ms. Slieter, 60%; and Mr. Blindenbach, 60%. These were unchanged from 2020.

For performance achievement below the threshold level, no payment is earned. For performance achievement at the following threshold levels, each NEO would earn the applicable percentage of his or her target award opportunity: EBITDA threshold at 25%; Free Cash Flow threshold at 25%; and Strategic Objectives threshold at 50%. For performance achievement at or above the maximum level, each NEO would earn a maximum amount of 200% of his or her target award opportunity. For performance achievement between threshold, target and maximum amounts, payout of awards will be interpolated. If actual performance falls below threshold for all three performance metrics, no incentive awards will be paid. The performance metrics defined for our 2021 short-term incentive plan were:

Performance Metrics	Threshold	Target	Maximum
EBITDA	$98 million	$131 million	$182 million
Free Cash Flow	$11 million	$36 million	$74 million
Leadership Team Strategic Objectives	50% achievement	100% achievement	200% achievement

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Each NEO’s award was generally determined based on the following primary factors: base salary, target award opportunity and applicable performance metric percentage achievement. Under our short-term incentive plan, actual performance results are subject to further adjustment for the cumulative effect of changes in accounting treatment, impact of acquisitions and divestitures, discontinued operations, restructuring charges and other unusual events. No such adjustments were made under our 2021 program.

In assessing performance with respect to the Leadership Team Strategic Objectives, the C&LD Committee determined achievement of 125% based on strong progress towards the goals set for our leadership team at the outset of the year. The achievement level was based on the Committee's assessment of key results against each strategic objective for 2021 including:
•Growth and execution for our each of our nylon solutions, chemical intermediates, and plant nutrients business plans including driving sales, delivering differentiated product growth, and execution of quality improvement programs, achieving post-spin record annual sales, earnings and cash flow;
•Implemented actions to enable Total Shareholder Return ("TSR") delivering 137% TSR compared to 2020 and 114% TSR over the last five years, as well as execution of our financial strategy through dividend initiation, leverage reduction, refinancing of credit facility and hosting an Investor Day with site tours;
•Advanced maturity of ESG initiatives enterprise-wide including:
◦Improved corporate social responsibility ratings as reflected in the EcoVadis 2021 Platinum Rating, ranking AdvanSix in the top 1% of all companies assessed, as further discussed under "Corporate Social Responsibility and Sustainability";
◦Achievement of ACC 1st quartile employee safety performance resulting from deployment of multiple safety initiatives, which included hazard recognition training, improved near-miss reporting, and increased safety observation participation;
◦Driving progress on various ED&I initiatives, as discussed under "Equity, Diversity & Inclusion, resulting in an increase of our overall diverse representation; and
◦Advanced maturity of cybersecurity program enterprise-wide consistent with the NIST CyberSecurity Framework.

The C&LD Committee did not make any discretionary adjustments with respect to our performance achievement of our EBITDA, Free Cash Flow or Leadership Team Strategic Objectives. Based on actual results for 2021, our performance exceeded target for all performance metrics, resulting in actual achievement at 185% of the target award opportunity.

Performance Metrics	Weighting	Actual Results	STI Achievement % Based on Actual Results
EBITDA	60%	$255 million	200%
Free Cash Flow	20%	$162 million	200%
Leadership Team Strategic Objectives	20%	125% achievement	125%
			185%

Based on achievement of Company performance metrics, as described above, and a review of each NEO's individual performance for 2021, which was generally concluded to be strong and in-line with expectations, the C&LD Committee approved payouts under our 2021 short-term incentive plan as follows:

	Performance Achievement	x	Target Award Opportunity	=	Actual 2021 Short-Term Incentive Plan Award
Erin N. Kane	185.0%		$925,000		$1,711,250
Michael Preston	185.0%		$332,500		$615,125
Achilles B. Kintiroglou	185.0%		$237,000		$438,450
Kelly Slieter	185.0%		$207,000		$382,950
Willem Blindenbach(1)	177.0%		$201,000		$355,770
(1) Mr. Blindenbach's individual performance achievement was modified downward in order to align with manufacturing facility operational performance measures taken into account as part of the individual performance assessment.

Payments under the 2021 short-term incentive compensation program were made in the first quarter of 2022 following approval of performance results by the C&LD Committee.

In February 2022, the C&LD Committee approved the 2022 short-term incentive compensation program. Under the 2022 program, the performance metrics for employees at the level of vice president and above, including our NEOs, are unchanged from 2021.

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Long-Term Incentive Compensation

2021 Long-Term Incentive Awards

In February 2021, the C&LD Committee established our long-term incentive award program for 2021 to ensure alignment with the Company’s business objectives and compensation philosophy, while also taking into consideration a review of market practice confirmed by its independent compensation consultant. The C&LD Committee determined to award long-term incentive awards in the form of:

	Terms	Weighting for NEOs
Performance Stock Units (PSUs)	3 year performance period	50%
Restricted Stock Units (RSUs)	Service-based vesting; cliff vest after 3 years	25%
Stock Options	Ratable vesting over 3 years; 10 year option term	25%

The C&LD Committee believes strongly in using long-term incentive compensation to reinforce key Company objectives such as promoting the achievement of long-term performance goals, focusing on the significance of stockholder return, encouraging executive retention, and promoting executive stock ownership. In determining the overall opportunity and mix of long-term incentive awards, the C&LD Committee considers various factors, including competitive market positioning against comparable peer group executives, peer group long-term incentive award practices, potential economic value realized, and timing of vesting and related matters. The NEOs’ total target award values for their 2021 long-term incentive awards were as follows: Ms. Kane, $3,000,000; Mr. Preston, $800,000; Mr. Kintiroglou, $425,000; Ms. Slieter, $335,000; and Mr. Blindenbach, $350,000. In addition, in February 2021, in connection with his promotion to Senior Vice President, General Counsel and Corporate Secretary, Mr. Kintiroglou was granted a one-time award in the form of RSUs with a grant date fair value of $300,000, which ratably vests over three years from the grant date.

Performance Stock Units. In February 2021, the C&LD Committee approved average three-year Return on Investment (“ROI”), weighted 50%, and cumulative earnings per share (“EPS”) as the performance metrics for our 2021 PSU awards plus a modifier component based on Relative Total Shareholder Return (“rTSR”). In choosing the relevant performance metrics for our PSU grants, the C&LD Committee considered that an average three-year ROI is aligned with stockholder interests because AdvanSix is capital intensive and ROI has a high correlation to stockholder return. With respect to cumulative EPS, the C&LD Committee considered this measure’s direct relationship to valuation and that EPS is a key driver of stockholder return.

The C&LD Committee established the relevant metrics based on internal operating targets, industry data as well as peer group data for compensation benchmarking. We do not disclose the specific, forward-looking ROI or EPS goals that we established for the PSU awards granted in 2021 because these goals relate to executive compensation to be earned and/or paid in future years and we believe that disclosure of such goals while the applicable performance period is ongoing would cause us competitive harm. However, we expect to disclose such goals in future proxy statements once the applicable performance period has ended as part of our discussion and analysis about the amounts earned by the NEOs under these awards. In setting the applicable target levels, the C&LD Committee considered how achievement of the performance goals could be impacted by events expected to occur in the coming years. We believe that the threshold goals have been established at levels reasonably challenging to attain and will promote execution of business strategies and drive stockholder value, and that the target goals will require considerable and increasing collective effort on the part of our employees, including our NEOs, to achieve. See the Grants of Plan-Based Awards Table in this proxy statement for additional information regarding the PSU grants made to our NEOs in 2021.

For achievement of a given performance metric below the threshold level, no shares will be earned. For performance achievement at the threshold, target and maximum levels, each NEO would earn 25%, 100% or 200% of his or her target award, respectively. For performance achievement between threshold, target and maximum amounts, the number of shares earned will be interpolated. If actual performance falls below threshold for both performance metrics, no shares are earned.

In addition, the program includes an rTSR modifier. Under the rTSR modifier, the number of shares earned based on our EPS and ROI performance will be: (i) increased by 10% if our TSR performance is above the 75th percentile relative to the S&P Small Cap 600 Materials Index, or (ii) decreased by 10% if our TSR performance is below the 25th percentile relative to the S&P Small Cap 600 Materials Index. The rTSR modifier has no impact for performance between the 26th and 74th percentiles relative to the selected comparator index.

Restricted Stock Units. An RSU represents the right to receive one share of our Common Stock on a set vesting date subject to continued employment through such vesting date. RSUs provide incentive to drive share price appreciation while encouraging retention.

Stock Options. A stock option represents the right to purchase shares of our Common Stock at a specified per share price known as the exercise price. Under the terms of our incentive plan, the exercise price of our stock options is equal to the average of the high and low sale prices of our Common Stock on the date of grant. The C&LD Committee believes that stock options are a highly effective long-term incentive vehicle as they only have value if the price of the Company’s stock appreciates following the grant date, thereby directly aligning compensation value with stockholder value creation. Each option is subject to vesting requirements over three years, encouraging retention.

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In February 2022, the C&LD Committee approved a LTI program consistent with the 2021 program.

2019 PSU Awards - Performance Achievement and Vesting

In February 2022, the Committee approved payout of our PSU awards granted in February 2019. Actual performance achievement with respect to each of the performance metrics was as follows:

Measure	2019	2020	2021	Cumulative EPS / Average ROI
EPS(1)	$1.72	$1.64	$4.81	$8.17
ROI(2)	7.3%	7.0%	19.1%	11.1%
(1) Pursuant to the terms of the award, EPS for 2019 was adjusted $0.29 for the impact of the restructuring charge associated with the closure of the Nylon Films manufacturing facility located in Pottsville, PA.
(2) Pursuant to the terms of the award, ROI for 2019 was adjusted 1.1% for the impact of the restructuring charge associated with the closure of the Nylon Films manufacturing facility located in Pottsville, PA.

This performance resulted in payout percentages as follows:

Measure	Weighting	Threshold	Target	Maximum	Performance Achievement	Payout %
EPS	50%	$6.55	$8.26	$10.51	$8.17	96.2%
ROI	50%	9.1%	11.3%	14.2%	11.1%	94.5%
Total Payout %:						95.3%

Our NEOs earned the following shares upon vesting of the 2019 PSU Awards in February 2022:

Named Executive Officer	PSUs Granted at Target	PSUs Earned
Erin N. Kane	39,480	37,721
Michael Preston	8,770	8,379
Achilles B. Kintiroglou	854	816
*PSUs Earned includes dividend equivalents.

Other AdvanSix Compensation & Benefit Programs

In addition to the annual and long-term compensation programs described above, we provide our executive officers with the benefits, retirement plans and limited perquisites summarized below.

Severance Benefits

In November 2017, our C&LD Committee adopted the AdvanSix Inc. Executive Severance Pay Plan (“Severance Plan”) for executive officers. The purpose of the Severance Plan is to provide financial protection upon loss of employment at market competitive rates. The severance terms for the NEOs were established in connection with peer group market practices and data provided by the compensation consultant. We believe these arrangements are necessary to attract and retain our executives and ensure continuity of management.

The Severance Plan provides participants with certain severance benefits in the event of a covered termination, which includes: (i) an involuntary termination of employment by the Company, subject to certain exceptions enumerated in the Severance Plan; and (ii) voluntary termination of employment by a participant for Good Reason, as defined in the Severance Plan.

In the event of a covered termination occurring outside of the Change in Control Period, which is the twenty-four month period following the occurrence of a Change in Control, as defined in the Severance Plan, each participant would be entitled to receive a lump sum cash payment in an amount equal to:

•For our CEO: 2x the sum of her base salary plus prior year’s target bonus.

•For each other participant: 1x the sum of his or her base salary plus prior year’s target bonus.

In the event of a covered termination occurring during the Change in Control Period, each participant would be entitled to receive:

•For our CEO: (i) a lump-sum cash payment in an amount equal to 3x the sum of her base salary plus target bonus; and (ii) in the event that she is eligible to elect insurance continuation coverage under COBRA, a lump-sum cash payment in an amount

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equal to the estimated aggregate cost that the Company would have incurred, less expected participant contributions, to subsidize continuation of her COBRA coverage for 36 months.

•For each other participant: (i) a lump-sum cash payment in an amount equal to 2x the sum of his or her base salary plus target bonus; and (ii) in the event that he or she is eligible to elect insurance continuation coverage under COBRA, a lump-sum cash payment in an amount equal to the estimated aggregate cost that the Company would have incurred, less expected participant contributions, to subsidize continuation of his or her COBRA coverage for 24 months.

A participant’s right to receive benefits under the Severance Plan is conditioned, among other things, on the participant timely executing and not revoking an effective release of claims against the Company, its officers, directors and employees and the participant’s agreement to abide by certain restrictive covenants, in the C&LD Committee’s discretion. The Severance Plan also reserves the right of the C&LD Committee to cancel benefits under the Severance Plan in the event a participant engages in any activity that is considered detrimental to the Company’s interests.

Each participant is solely responsible for any tax liabilities incurred by him or her in connection with the Severance Plan. In the event that a participant would be subject to the excise tax imposed by Section 4999 of the Code, the Severance Plan includes a “net best” provision whereby a participant would be entitled to the greater after-tax benefit of either: (i) his or her full severance benefits, for which the participant is responsible for the payment of any applicable Section 4999 excise tax; or (ii) his or her severance benefits reduced to the maximum amount that would result in no Section 4999 excise tax for the participant.

The C&LD Committee may amend or terminate the Severance Plan at any time in accordance with its terms, provided that during the Change in Control Period and during a specified period prior to a Change in Control, the Severance Plan may not be amended or terminated in any manner adverse to the interests of the participants.

The compensation that could be received by our NEOs in connection with various termination scenarios occurring on December 31, 2021 is set forth below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Retirement Plans and Nonqualified Deferred Compensation Plan

In connection with the spin-off, we were required to adopt a qualified defined benefit retirement plan with terms materially consistent with the terms of Honeywell’s Retirement Earnings Plan (“Honeywell REP”). In October 2016, our Board adopted the AdvanSix Inc. Retirement Earnings Plan (“Retirement Plan”). The only participants in the Retirement Plan are those Company employees who were active participants in the Honeywell REP. Of our NEOs, only Ms. Kane and Mr. Preston participate in the Retirement Plan. Participants earn a benefit under a formula substantially identical to the formula which applied to the participant under the Honeywell REP, except that any benefit earned under our Retirement Plan will be reduced by the value of benefits accrued through the spin-off date under the Honeywell REP, which remain the responsibility of Honeywell. The material terms of our Retirement Plan are explained below under “Pension Benefits - Fiscal Year 2021.”

We have also adopted a broad-based defined contribution plan, or 401(k) plan. The AdvanSix Inc. Savings Plan (“Savings Plan”) allows eligible employees to contribute a portion of their cash compensation on a tax-deferred basis to save for their future retirement needs. The Company matches 50% of the first 8% of contributions for employees covered by a collective bargaining agreement and matches 75% of the first 8% of the employee’s contribution election for all other employees. The Company may also provide an additional discretionary retirement savings contribution which is at the sole discretion of the Company. Matching contributions vest after three years of service.

The Company has also adopted the AdvanSix Inc. Deferred Compensation Plan (the "DCP"), effective January 1, 2018. The DCP is a nonqualified deferred compensation plan under which designated eligible executives, including our NEOs, and directors of the Company may elect to defer annual base salary, bonuses or director’s fees, as applicable. The DCP also permits the Company to make contributions to the accounts of employee participants. Under the DCP, employee participants may elect to defer up to a maximum of 75% of base salary and 90% of bonuses. Participants designate the funds in which their account balances will be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to their accounts. The rate of return earned on a participant’s account balance is based on the actual performance of the funds in which he or she is deemed invested. All amounts credited under the DCP, with the exception of any contributions which may be made by the Company, are immediately vested. The material terms of the DCP are explained below under “Nonqualified Deferred Compensation - Fiscal Year 2021.”

Benefits and Perquisites

Our NEOs are eligible to participate in Company-wide benefits such as life, medical, dental, accidental death and disability insurance that are competitive with other similarly-sized companies. Our NEOs participate in these programs on the same basis as the rest of AdvanSix’s salaried employees. We offer an annual executive health exam to each of our executive officers, including our NEOs. We also maintain excess liability coverage for senior management personnel, including our NEOs, as well as a relocation program providing for reimbursement of certain relocation expenses.

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Stock Ownership Guidelines

The C&LD Committee believes that our executives will more effectively pursue our stockholders’ long-term interests if they hold substantial amounts of our stock. Accordingly, our C&LD Committee has adopted minimum stock ownership guidelines for all executive officers.

Under these guidelines, our executive officers must hold shares of our Common Stock equal in value to the following multiples of their current base salary:

CEO	5x base salary
CFO	3x base salary
Other executive officers	1x base salary

Shares used in determining whether these guidelines are met include shares held personally or beneficially owned and RSUs subject to service-based vesting conditions. Unvested PSUs and stock options, whether vested or unvested, do not count towards an executive’s ownership. As of April 1, 2022, all of our executive officers have satisfied their stock ownership guidelines. Executives have five years from the date they become subject to the guidelines to meet the ownership requirement. Until an executive has met the applicable ownership requirement, he or she is required to hold 100% of the shares (net of taxes) received upon the vesting of RSUs and PSUs and upon the exercise of stock options.

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Clawback Policy

We have a clawback policy which applies to executive officers and certain other key employees. In developing the policy, the C&LD Committee obtained the advice of its independent compensation consultant which advised that the policy is consistent with market practice. The policy applies to incentive-based and equity-based compensation, the amount, payment and/or vesting of which was predicated upon achievement of financial results. The policy is triggered, at the discretion of the C&LD Committee, if there is a restatement of the financial results of the Company and the covered executives would have received a lower incentive payout had they been calculated on the restated financials. The C&LD Committee may seek to recover excess compensation, as it deems appropriate, following consideration of: the likelihood of success of recoupment versus the cost and effort involved, whether any fraud, gross negligence, illegal conduct or other misconduct materially contributed to the need for a restatement, whether recoupment may prejudice the Company’s interests, the time that has lapsed since the misconduct, and any pending legal proceedings related to the misconduct.

Hedging and Pledging

All employees and directors are prohibited from pledging AdvanSix securities or using AdvanSix securities to support margin debt.

Hedging by employees and directors is prohibited. For this purpose, hedging means purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to offset any decrease in the market value of AdvanSix stock held, directly or indirectly by them, whether the stock was acquired pursuant to a compensation arrangement or otherwise.

Employees and directors are prohibited from engaging in short sales of AdvanSix securities. Selling or purchasing puts or calls or otherwise trading in or writing options on AdvanSix securities by employees and directors is also prohibited.

Risk Oversight Considerations

AdvanSix subscribes to a “pay-for-performance” philosophy. As such:

•A substantial portion of our NEOs’ target compensation is “at risk” with the value of one or more elements of compensation tied to the achievement of financial and other measures the Company considers important drivers of stockholder value.
•Long-term incentive compensation for our NEOs makes up a larger percentage of an employee’s target total direct compensation than short-term incentive compensation. By tying a significant portion of total direct compensation to long-term incentives over a three-year period, we promote longer-term perspectives regarding Company performance and align the interests of employees with those of stockholders.
•The maximum payout for both the annual and long-term incentive compensation is generally capped at 200% of target. The C&LD Committee also has discretionary authority to reduce short-term incentive payments, including to zero.
•We use multiple performance metrics to avoid having compensation opportunities overly weighted toward the performance result of a single metric. In general, our incentive programs are based on a mix of financial, operational, and individual goals.
•Base salaries are positioned to be consistent with executives’ responsibilities so as not to motivate excessive risk-taking to achieve financial security.
•Our executive officers and directors are subject to stock ownership guidelines which help to promote longer term perspectives and align the interests of our executive officers and directors with those of our stockholders.
•Our C&LD Committee does not generally accelerate equity vesting absent special circumstances.
•We prohibit our executives and directors from hedging or pledging AdvanSix securities.
Our C&LD Committee reviews the risks and rewards associated with our employee compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the short-term and the long-term. Management and the C&LD Committee do not believe any of our compensation policies or practices create risks that are reasonably likely to have a material adverse impact on the Company.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation paid to NEOs and former NEOs in excess of $1 million. The C&LD Committee reserves its discretion to approve nondeductible compensation where necessary to achieve our overall compensation objectives and to ensure that the Company make appropriate payments to its executive officers.

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COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT

The C&LD Committee reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Form 10-K for the fiscal year ended December 31, 2021.

The Compensation and Leadership Development Committee

Daniel F. Sansone, Chair
Farha Aslam
Todd D. Karran
Patrick S. Williams

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2021 SUMMARY COMPENSATION TABLE

The following tables provide information concerning compensation paid to our NEOs for fiscal year 2021.

Named Executive Officer and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Erin N. Kane, President and Chief Executive Officer	2021	$919,231	$2,309,616	$749,981	$1,711,250	$—	$61,766	$5,751,844
	2020	$861,923	$1,980,022	$660,002	$825,300	$—	$58,328	$4,385,575
	2019	$773,654	$1,974,395	$658,132	$376,650	$—	$59,120	$3,841,951
Michael Preston, Senior Vice President and Chief Financial Officer	2021	$471,538	$615,224	$199,996	$615,125	$—	$24,012	$1,925,895
	2020	$468,808	$600,009	$200,004	$295,274	$—	$19,942	$1,584,037
	2019	$445,409	$584,784	$292,390	$146,150	$—	$39,550	$1,508,283
Achilles B. Kintiroglou, Senior Vice President, General Counsel, Corporate Secretary	2021	$390,385	$627,224	$106,254	$438,450	$—	$21,237	$1,583,550
	2020	$366,473	$318,767	$106,252	$206,325	$—	$22,726	$1,020,543
	2019	$—	$—	$—	$—	$—	$—	$—
Kelly Slieter, Senior Vice President, Chief Human Resources Officer	2021	$342,693	$257,946	$83,754	$382,950	$—	$27,175	$1,094,518
	2020	$—	$—	$—	$—	$—	$—	$—
	2019	$—	$—	$—	$—	$—	$—	$—
Willem Blindenbach, Senior Vice President, Integrated Supply Chain	2021	$332,692	$269,490	$87,507	$355,770	$—	$30,012	$1,075,471
	2020	$337,500	$262,522	$87,500	$178,815	$—	$17,775	$884,112
	2019	$—	$—	$—	$—	$—	$—	$—

(1)Amounts in this column reflect base salary paid to our NEOs in 2021, 2020 and 2019. For Mr. Kintiroglou and Mr. Blindenbach, compensation amounts are reported only for 2021 and 2020 as 2020 was the first year they served as NEOs of the Company. For Ms. Slieter, compensation amounts are reported only for 2021 as this is her first year serving as an NEO of the Company.
(2)Amounts in this column for 2021 reflect the RSU awards and the PSU awards granted to our NEOs under our 2021 long-term incentive award program. The aggregate grant date fair value of RSUs and PSUs was computed in accordance with FASB ASC Topic 718. The grant date fair value of each RSU was $29.21 per share, calculated using the high and low sales price of a share of our stock on the grant date. The grant date fair value of each PSU, taking into account the estimated probable outcome of the performance conditions, including using a Monte Carlo simulation model with reference to the grant date for the market-based condition (rTSR modifier) and using the closing price of a share of our stock on the grant date, was $30.37. A discussion of assumptions used in the valuation of RSU and PSU awards made in fiscal year 2021 may be found in Note 16 to the Notes to the Financial Statements in our 2021 Form 10-K.
The grant date fair value of RSU awards granted in 2021 is as follows: Ms. Kane, $750,025; Mr. Preston, $200,001; Mr. Kintiroglou, $406,282; Ms. Slieter, $83,774; and Mr. Blindenbach, $87,513. Mr. Kintiroglou’s grant date fair value includes the $300,000 one-time RSU award granted to him in February 2021 in connection with his promotion.
The grant date fair value of PSU awards granted in 2021 is reflected in the table at target as follows: Ms. Kane, $1,559,591; Mr. Preston, $415,887; Mr. Kintiroglou, $220,942; Ms. Slieter, $174,172; and Mr. Blindenbach, $181,977. The grant date fair value of the 2021 PSU awards assuming maximum performance achievement is as follows: Ms. Kane, $3,119,181; Mr. Preston, $831,774; Mr. Kintiroglou, $441,884; Ms. Slieter, $348,344; and Mr. Blindenbach, $363,954.
(3)Amounts in this column for 2021 reflect stock options granted to our named executive officers under our 2021 long-term incentive award program. Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model at the time of grant. These stock options were awarded with a Black-Scholes value of $10.34 per share. A discussion of the assumptions used in the valuation of option awards made in fiscal year 2021 may be found in Note 16 to the Notes to the Financial Statements in our 2021 Form 10-K.
(4)Amounts in this column for 2021 reflect payouts under our 2021 short-term incentive program. See above in the Compensation Discussion and Analysis under “Details on Program Elements and Related 2021 Compensation Decisions-Short-Term Incentive Awards” for additional information.
(5)Values in this column for 2021 represent the aggregate change in the present value of the accumulated benefit under the AdvanSix Retirement Earnings Plan ("REP") from December 31, 2020 to December 31, 2021 of each of our NEOs who participates in the REP, namely Ms. Kane and Mr. Preston (see the "Pension Benefits—Fiscal Year 2021" table of this proxy statement for additional information). Due to decreases in interest rates since 2016, the value of the overall benefit under the REP when expressed as an annuity has decreased. Since the Honeywell qualified plan offset expressed as an annuity is fixed at the 2016 level, the net ASIX REP benefit was $0 at December 31, 2020 and December 31, 2021 for our NEOs who participate in the REP. Accordingly, the amount reported in the table is zero. There are no above-market earnings under our DCP.

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(6)For 2021, All Other Compensation consists of the following items:

Item	Ms. Kane	Mr. Preston	Mr. Kintiroglou	Ms. Slieter	Mr. Blindenbach
Matching Contributions 401K	$14,625	$17,400	$14,625	$14,625	$17,400
Excess Liability Insurance	$1,612	$1,612	$1,612	$1,612	$1,612
Matching Contributions DCP	$40,529	$—	$—	$5,937	$—
Executive Health Exam	$5,000	$5,000	$5,000	$5,000	$11,000
Total	$61,766	$24,012	$21,237	$27,174	$30,012

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2021

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (5)	Closing Price on Date of Grant of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Award	Grant	Date of	Threshold	Target	Maximum	Threshold	Target	Maximum
	Type (1)	Date	Action (2)	($)	($)	($)	(#)	(#)	(#)	(#)
Erin N. Kane	STI	2/12/2021	2/12/2021	462,500	925,000	1,850,000	—	—	—	—	—	—	—	—
	PSU	2/24/2021	2/12/2021	—	—	—	25,677	51,353	102,706	—	—	—	—	$1,559,591
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	25,677	—	—	—	$750,025
	NQSO	2/24/2021	2/12/2021	—	—	—	—	—	—	—	72,532	$29.21	$28.74	$749,981
Michael Preston	STI	2/12/2021	2/12/2021	166,250	332,500	665,000	—	—	—	—	—	—	—	—
	PSU	2/24/2021	2/12/2021	—	—	—	6,847	13,694	27,388	—	—	—	—	$415,887
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	6,847	—	—	—	$200,001
	NQSO	2/24/2021	2/12/2021	—	—	—	—	—	—	—	19,342	$29.21	$28.74	$199,996
Achilles B. Kintiroglou	STI	2/12/2021	2/12/2021	118,500	237,000	474,000	—	—	—	—	—	—	—	—
	PSU	2/24/2021	2/12/2021	—	—	—	3,638	7,275	14,550	—	—	—	—	$220,942
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	3,638	—	—	—	$106,266
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	10,271	—	—	—	$300,016
	NQSO	2/24/2021	2/12/2021	—	—	—	—	—	—	—	10,276	$29.21	$28.74	$106,254
Kelly Slieter	STI	2/12/2021	2/12/2021	103,500	207,000	414,000	—	—	—	—	—	—	—	—
	PSU	2/24/2021	2/12/2021	—	—	—	2868	5735	11470	—	—	—	—	$174,172
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	2,868	—	—	—	$83,774
	NQSO	2/24/2021	2/12/2021	—	—	—	—	—	—	—	8,100	$29.21	$28.74	$83,754
Willem Blindenbach	STI	2/12/2021	2/12/2021	100,500	201,000	402,000	—	—	—	—	—	—	—	—
	PSU	2/24/2021	2/12/2021	—	—	—	2996	5992	11984	—	—	—	—	$181,977
	RSU	2/24/2021	2/12/2021	—	—	—	—	—	—	2,996	—	—	—	$87,513
	NQSO	2/24/2021	2/12/2021	—	—	—	—	—	—	—	8,463	$29.21	$28.74	$87,507
(1)Award Type:
RSU = restricted stock unit subject to service-based vesting conditions
PSU = restricted stock unit subject to performance-based vesting conditions (grant date fair value presented at target)
NQSO = nonqualified stock option subject to service-based vesting conditions
STI = annual cash incentive award under our short-term incentive compensation program
(2)At a meeting held on February 12, 2021, the Committee took action to grant the 2021 long-term incentive awards effective on the day following the completion of two full trading days after the Company’s release of earnings and filing of our 2021 Form 10-K on February 19, 2021

37	Proxy and Notice of Annual Meeting of Stockholders	2022

(3)Represents our NEOs’ potential threshold, target and maximum award opportunities under our short-term cash incentive program for 2021 performance. The amount reported for threshold assumes achievement of threshold performance with respect to each of the metrics under the 2021 plan (EBITDA, Free Cash Flow and Leadership Team Strategic Objectives). Amounts actually paid for 2021 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(4)Represents the potential threshold, target and maximum number of shares that our NEOs may earn with respect to 2021 PSU grants under our 2021 long-term incentive program for the performance period commencing January 1, 2021 and ending December 31, 2023. The amount reported for threshold assumes achievement of threshold performance with respect to each of the applicable performance metrics (Average ROI and Cumulative EPS). The number of shares earned pursuant to these awards, if any, will be determined and paid following completion of the three-year performance period based on our actual performance against the pre-established performance metrics. The number of shares earned may potentially be increased or decreased by 10% depending on our rTSR performance under the performance modifier component of these awards, as described above in the Compensation Discussion and Analysis under “Details on Program Elements and Related 2021 Compensation Decisions - Long-Term Incentive Compensation.”
(5)Under the terms of our 2016 Stock Incentive Plan, the exercise price of our stock options is equal to the average of our high and low sale prices of our Common Stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

	Option Awards						Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Erin N. Kane	2/24/2021	—	72,532	(2)	$29.21	2/24/2031	25,677	(3)	$1,213,238	102,706	(4)	$4,852,859
	2/26/2020	46,413	92,828	(2)	$14.29	2/26/2030	46,187	(3)	$2,182,336	184,746	(4)	$8,729,249
	2/27/2019	37,600	18,800	(2)	$33.34	2/27/2029	19,740	(3)	$932,715	37,624	(4)	$1,777,755
Michael Preston	2/24/2021	—	19,342	(2)	$29.21	2/24/2031	6,847	(3)	$323,521	27,388	(4)	$1,294,083
	2/26/2020	14,065	28,130	(2)	$14.29	2/26/2030	13,996	(3)	$661,311	55,984	(4)	$2,645,244
	2/27/2019	16,704	8,353	(2)	$33.34	2/27/2029	8,770	(3)	$414,383	8,358	(4)	$394,907
Achilles B. Kintiroglou	2/24/2021	—	22,416	(2)	$29.21	2/24/2031	13,909	(3)	$657,200	14,550	(4)	$687,488
	2/26/2020	7,472	2,804	(2)	$14.29	2/26/2030	7,436	(3)	$351,351	29,742	(4)	$1,405,310
	2/27/2019	1,626	814	(2)	$33.34	2/27/2029	854	(3)	$40,352	814	(4)	$38,455
Kelly Slieter	2/24/2021	—	8,100	(2)	$29.21	2/24/2031	2,868	(3)	$135,513	11,470	(4)	$541,958
	6/24/2020	—	—		—	—	17,954	(3)	$848,327	—		$—
Willem Blindenbach	2/24/2021	—	8,463	(2)	$29.21	2/24/2031	2,996	(3)	$141,561	11,984	(4)	$566,244
	2/26/2020	6,153	12,307	(2)	$14.29	2/26/2030	6,124	(3)	$289,359	24,494	(4)	$1,157,342
	11/18/2019	—	—		—	—	12,688	(3)	$599,517	—		$—
(1)Calculated using the closing market price of our Common Stock on December 31, 2021 ($47.25).
(2)Options scheduled to vest in three equal annual installments on the first three anniversaries of the grant date.
(3)RSUs scheduled to vest on the third anniversary of the grant date, except for the following: 10,271 RSUs granted to Mr. Kintiroglou on February 24, 2021 and 26,930 RSU's granted to Ms. Slieter on June 21, 2020 are scheduled to vest in three equal installments on the first three anniversaries of the grant date; and Mr. Blindenbach 21,147 RSU's granted on November 18, 2019 are scheduled to vest in five equal installments on the first five anniversaries of the grant date.
(4)PSUs scheduled to vest following the conclusion of a three-year performance period based on actual performance achievement measured against the pre-established performance metrics. The performance period for the 2019 PSU awards ended on December 31, 2021 and for the 2020 and 2021 PSU awards ends on December 31, 2022 and December 31, 2023, respectively. In February 2022, the Committee determined that the 2019 PSU awards achieved 95.3% performance with respect to either the EPS performance metric or the ROI performance metric. Accordingly, the amount reported here for the 2019 PSU awards represents the number of shares using the 95.3% performance factor. For the 2020 and 2021 PSU awards, represents the maximum number of shares.

38	Proxy and Notice of Annual Meeting of Stockholders	2022

EQUITY COMPENSATION PLAN INFORMATION TABLE

As of December 31, 2021, information about our equity compensation plans is as follows:

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a)	(b)	(c)
Equity compensation plan approved by security holders	2,876,839	$26.13	1,479,468
Equity compensation plans not approved by security holders	—	—	—
Total	2,876,839	$26.13	1,479,468

(1)Equity compensation plan approved by stockholders in column (a) of the table includes the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated. RSUs included in column (a) of the table represent the full number of RSUs awarded and outstanding whereas the number of shares of Common Stock to be issued to certain participants upon vesting will be lower than what is reflected on the table because shares are withheld to meet employee tax withholding requirements that arise upon vesting. PSUs included in column (a) of the table represent PSUs assuming achievement of target performance with respect to each of the applicable performance metrics (Average ROI and Cumulative EPS). The number of shares earned pursuant to PSUs, if any, will be determined and paid following completion of the three-year performance period based on our actual performance against the pre-established performance metrics and the rTSR modifier and such number may be higher or lower than target depending on such performance. Additionally, actual shares of Common Stock to be issued to certain participants upon vesting of PSUs will be lower than earned because shares are withheld to meet employee tax withholding requirements that arise upon vesting.

(2)Column (b) relates to outstanding stock options and does not include any exercise price for RSUs or PSUs because they are settled for shares of Common Stock on a one-for-one basis without payment of any exercise price.

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2021

The following table provides additional information about the value realized by our NEOs upon exercises of option awards and vesting of stock awards during the fiscal year ended December 31, 2021. None of our NEOs exercised any stock options during 2021.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Erin N. Kane	—	—	13,772	$396,771
Michael Preston	—	—	4,897	$141,083
Achilles B. Kintiroglou	—	—	652	$18,784
Kelly Slieter	—	—	8,976	$264,882
Willem Blindenbach	—	—	4,230	$74,008

PENSION BENEFITS—FISCAL YEAR 2021

The following table provides summary information about the pension benefits that have been earned by our NEOs under the AdvanSix Retirement Earnings Plan (the “ASIX REP”). The ASIX REP is a tax-qualified defined benefit pension plan in which a significant portion of AdvanSix U.S. employees participate and which, as a broad-based pension plan, is subject to tax requirements that impose dollar limitations on the benefits that can be provided.

Named Executive Officer	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)
Erin N. Kane	ASIX REP	19.1	$0
Michael Preston	ASIX REP	20.3	$0

See Note 10 “Postretirement Benefit Obligations” to our consolidated financial statements in our 2021 Form 10-K for a discussion of our assumptions used in determining the present value of the accumulated pension benefits.

39	Proxy and Notice of Annual Meeting of Stockholders	2022

ASIX REP—Summary

The ASIX REP is a tax-qualified pension plan. Participation is limited to those employees who were active participants in the Honeywell REP and became AdvanSix employees as of the date of the spin. Ms. Kane and Mr. Preston are our only NEOs who participate in the ASIX REP.

The ASIX REP complies with tax requirements applicable to broad-based ERISA pension plans, which impose dollar limits on the amount of benefits that can be provided as well as dollar limits on the amount of compensation which can be recognized. As a result, the pensions that can be paid under the ASIX REP for higher-paid employees represent a smaller fraction of current income than can be paid to less highly paid employees.

Participants in the ASIX REP earn a benefit under a formula substantially identical to the formula which applied to the participant under the Honeywell REP, except that any benefit earned under our Retirement Plan will be reduced by the value of benefits accrued through the spin-off date under the Honeywell REP, which remain the responsibility of Honeywell. The ASIX REP has multiple formulas within it which are used to determine participants’ plan benefits. The pension benefit of Ms. Kane and Mr. Preston are determined under the following formula: 6% of final average compensation (annual average compensation for the five calendar years out of the previous ten calendar years that produces the highest average) multiplied by years of credited service (“RE formula”). The resulting amount represents the lump sum payable at termination. Compensation for purposes of the RE formula includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump sum incentives. The RE formula includes annual compensation in the year in which it was paid. The amount of compensation that may be used in calculating the RE formula is limited by tax rules. Participants in the RE formula vested after three years of service with Honeywell and participants continue to earn vesting service through employment at AdvanSix. Ms. Kane and Mr. Preston are vested in the ASIX REP (RE formula) based on their prior Honeywell service. There is no early retirement subsidy. Payment of the balance in the ASIX REP (RE formula) is made at termination in either a lump sum or in monthly annuities depending on participant election. The overall benefit continues to increase due to additional service and higher compensation limits; however, due to decreases in interest rates since 2016, the value of the overall benefit when expressed as an annuity has decreased. Since the Honeywell qualified plan offset expressed as an annuity is fixed at the 2016 level, the net ASIX REP benefit is $0 at December 31, 2021 for those in the RE formula.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2021

The AdvanSix Inc. Deferred Compensation Plan (“DCP”), adopted effective January 1, 2018, is a nonqualified deferred compensation plan under which designated eligible executive officers, including our named executive officers, and directors of the Company may elect to defer annual base salary, bonuses or director’s fees, as applicable.

Under the DCP, employee participants may elect to defer up to a maximum of 75% of base salary and 90% of bonuses. Participants designate the funds (in any combination of the funds offered as investment options under the DCP) in which their account balances will be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to their accounts. The DCP includes a Company stock unit fund which is only available to non-employee director participants.

The DCP also permits the Company to make contributions to the accounts of employee participants. For 2021, Company contributions represent makeup plan contributions under the DCP. These makeup contributions are calculated as follows: (i) the maximum Company contribution that would have been provided under our tax-qualified Savings Plan if the deferrals made under the DCP had been made under the Savings Plan (disregarding the compensation limit determined under the Code that applies under the Savings Plan), minus (ii) the amount of Company contributions actually credited to the employee participant under the Savings Plan for the applicable year and not thereafter forfeited.

The rate of return earned on a participant’s account balance is based on the actual performance of the funds in which he or she is deemed invested, and the participant may change his or her choice of funds at any time. All amounts credited under the DCP, with the exception of any contributions which may be made by the Company, are immediately vested. Upon a participant's death or a change in control, unvested amounts vest in full. Participants cannot sell, assign, hypothecate, alienate, encumber or in any way transfer or convey in advance of receipt any amounts held in their DCP accounts.

Under the DCP, each participant’s account will be payable in lump sum or installments upon a scheduled distribution date or the participant’s separation from service or death in accordance with the participant’s elections, the terms of the DCP and subject to Section 409A of the Code. Participants may receive a distribution earlier than initially elected in the event of a financial hardship. Participants may also elect to receive distributions of their accounts in a lump sum upon a change in control. Distributions to employee participants will be made solely in cash.

The Board may amend or terminate the DCP at any time in accordance with the terms of the DCP. The deferred compensation obligations under the DCP are unsecured general obligations of the Company to pay the deferred compensation of participants in the DCP. The deferred compensation obligations under the DCP will rank equally with the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The following table reflects contributions under the DCP made by our NEOs and AdvanSix for the fiscal year ended December 31, 2021, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2021.

40	Proxy and Notice of Annual Meeting of Stockholders	2022

Named Executive Officer	Executive Contributions for 2021	Registrant Contributions for 2021 (1)	Aggregate Earnings in 2021	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/21 (2)
Erin N. Kane	$91,923	$40,529	$133,134	$—	$1,022,631
Michael Preston	$265,747	$—	$120,731	$(103,675)	$1,402,160
Achilles B. Kintiroglou	$—	$—	$—	$—	$—
Kelly Slieter	$17,135	$5,937	$956		$18,091
Willem Blindenbach	$—	$—	$—	$—	$—

(1)Amounts reflect Company matching contributions earned for 2021 and credited in 2022. Company matching contributions apply to salary deferrals.
(2)Salary and annual incentive compensation deferred under the DCP, as well as registrant contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. This amount does not include the following Company contributions earned in 2021 but paid in 2022, which are reported in the "Registrant Contributions for 2021" column: Ms. Kane, $40,529 and Ms. Slieter, $5,937.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a change in control. The information in the table below is based on the assumption, in each case, that the termination of employment occurred on December 31, 2021. Pension and nonqualified deferred compensation benefits, which are described elsewhere in this proxy statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table.

41	Proxy and Notice of Annual Meeting of Stockholders	2022

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause or by the NEO for Good Reason		Death		Disability		Change in Control—No Termination of Employment	Change in Control— Termination of Employment by Company, Without Cause, or by NEO for Good Reason within 24 months after Change in Control
Cash Severance (Base Salary + Bonus)	Erin N. Kane	$3,700,000	(1)	$—		$—		$—	$5,550,000	(1)
	Michael Preston	$807,500	(1)	$—		$—		$—	$1,615,000	(1)
	Achilles B. Kintiroglou	$632,000	(1)	$—		$—		$—	$1,264,000	(1)
	Kelly Slieter	$552,000	(1)	$—		$—		$—	$1,104,000	(1)
	Willem Blindenbach	$536,000	(1)	$—		$—		$—	$1,072,000	(1)
Short-Term Incentive Compensation (Year of Termination)	Erin N. Kane	$—		$1,711,250	(2)	$1,711,250	(2)	$—	$925,000	(2)
	Michael Preston	$—		$615,125	(2)	$615,125	(2)	$—	$332,500	(2)
	Achilles B. Kintiroglou	$—		$438,450	(2)	$438,450	(2)	$—	$237,000	(2)
	Kelly Slieter	$—		$382,950	(2)	$382,950	(2)	$—	$207,000	(2)
	Willem Blindenbach	$—		$355,770	(2)	$355,770	(2)	$—	$201,000	(2)
COBRA Payment	Erin N. Kane	$—		$—		$—		$—	$—	(3)
	Michael Preston	$—		$—		$—		$—	$27,012	(3)
	Achilles B. Kintiroglou	$—		$—		$—		$—	$27,012	(3)
	Kelly Slieter	$—		$—		$—		$—	$27,012	(3)
	Willem Blindenbach	$—		$—		$—		$—	$27,012	(3)
Outstanding Equity Awards	Erin N. Kane	$—		$9,152,909	(4)	$9,152,909	(4)	$—	$17,614,369	(4)
	Michael Preston	$—		$2,164,729	(4)	$2,164,729	(4)	$—	$5,175,545	(4)
	Achilles B. Kintiroglou	$—		$1,582,522	(4)	$1,582,522	(4)	$—	$2,643,780	(4)
	Kelly Slieter	$—		$285,460	(4)	$285,460	(4)	$—	$552,616	(4)
	Willem Blindenbach	$—		$1,609,073	(4)	$1,609,073	(4)	$—	$2,450,541	(4)
Benefits and Perquisites	Erin N. Kane	$—		$—		$—		$—	$—
	Michael Preston	$—		$—		$—		$—	$—
	Achilles B. Kintiroglou	$—		$—		$—		$—	$—
	Kelly Slieter	$—		$—		$—		$—	$—
	Willem Blindenbach	$—		$—		$—		$—	$—
All Other— Payments/Benefits	Erin N. Kane	$—		$—		$—		$—	$—
	Michael Preston	$—		$—		$—		$—	$—
	Achilles B. Kintiroglou	$—		$—		$—		$—	$—
	Kelly Slieter	$—		$—		$—		$—	$—
	Willem Blindenbach	$—		$—		$—		$—	$—
Total	Erin N. Kane	$3,700,000		$10,864,159		$10,864,159		$—	$24,089,369
	Michael Preston	$807,500		$2,779,854		$2,779,854		$—	$7,150,057
	Achilles B. Kintiroglou	$632,000		$2,020,972		$2,020,972		$—	$4,171,792
	Kelly Slieter	$552,000		$668,410		$668,410		$—	$1,890,628
	Willem Blindenbach	$536,000		$1,964,843		$1,964,843		$—	$3,750,553
(1)Amounts represent each NEO’s lump sum cash severance payment under the AdvanSix Inc. Executive Severance Pay Plan. See above under the Compensation Discussion and Analysis under “Other AdvanSix Compensation & Benefit Programs - Severance Benefits” for a description of the terms of the Executive Severance Pay Plan.
(2)Under the terms of the AdvanSix Inc. Short-Term Incentive Plan, a participant must be employed on the payout date to receive his or her payout subject to certain exceptions. If a participant dies or becomes disabled during the annual performance period, he or she will receive a prorated award based on actual performance achievement. If a participant’s employment is involuntarily terminated other than for cause within 24 months after a change in control, he or she will receive a prorated target award.
(3)Amounts represent each NEO’s entitlement under the AdvanSix Inc. Executive Severance Pay Plan to a lump sum cash payment representing the estimated aggregate cost that the Company would have incurred, less expected participant contributions, to subsidize continuation of his or her COBRA coverage for the specified severance period.
(4)Amounts represent the value associated with accelerated vesting of the unvested AdvanSix PSU, RSU and stock option awards. The values are based on the closing market price per share of our Common Stock ($47.25) on December 31, 2021.
Upon death or disability, unvested RSUs and stock options vest in full. Unvested PSUs vest on a prorated basis, with such proration based on the portion of the performance period during which the grantee was employed prior to termination due death or disability, with the number of shares earned based upon actual performance achievement during the three-year performance period. Any earned PSUs are paid following the end of the performance period at the same time they are paid to grantees generally. The amount reported in these columns for PSUs reflects the actual number of shares earned under the 2019 PSU awards, 2/3 of the 2020 PSU awards at threshold and 1/3 of the 2021 PSU awards at target.
Upon a change in control, unvested PSUs, RSUs, and stock options remain outstanding and do not vest unless they are not assumed or substituted for by the acquirer as determined in accordance with the terms of our stock incentive plan. Upon a termination without cause or for good reason within 24 months after the occurrence of a change in control, unvested RSUs and stock options vest in full. Unvested PSUs vest at the greater of target or the actual number of shares earned based on performance achievement as determined by the C&LD Committee. For purposes of this table, the amount reported in this column for PSUs reflects the 2019 PSU awards at actual, and the 2020 and 2021 PSU awards at maximum.

42	Proxy and Notice of Annual Meeting of Stockholders	2022

2021 PAY RATIO DISCLOSURE
As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of our CEO.

We believe this pay ratio is calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Due to the closure of our Pottsville plant in July 2019, we re-identified the median employee for 2019 based on our population as of December 31, 2019. As there has been no change in our employee population or compensation arrangements in 2020 or 2021 that we believe would significantly impact the pay ratio disclosure, we are using the same median employee identified for 2019. In 2021, this employee’s annual total compensation was $118,305 and the annual total compensation of our CEO was $5,751,844. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for 2021 was 49 to 1.

To identify the median employee, we used the following methodology:

•We determined that, as of December 31, 2019, our employee population, including our full-time, part-time, and temporary employees, consisted of 1,518 individuals (excluding the CEO), with 1,513 of these individuals located in the U.S. and 5 individuals located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded 5 employees located in Brazil, Italy and South Korea from the employee population, constituting all of our non-U.S. employees. For purposes of determining our pay ratio, our designated employee population included a total of 1,513 U.S. employees and no non-U.S. employees.
•To identify the median employee, we used actual cash compensation (base salary, incentive awards, and overtime) paid to each employee for the period from January 1, 2019 through December 31, 2019 as our consistently applied compensation measure. For new employees who were hired in fiscal 2019 but did not work for the Company for the entire fiscal year, compensation was annualized for the full year. Compensation for part-time employees hired during the year was annualized but not converted into a full-time equivalent.

The median employee’s total compensation for 2021 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the Summary Compensation Table of this proxy statement.

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AUDIT COMMITTEE REPORT

The Audit Committee consists of the four directors named below. Each current and former member of the Audit Committee is an independent director as defined by applicable SEC rules and NYSE listing standards. In addition, the Board of Directors has determined that each of Mr. Huck, Mr. Sansone and Ms. Aslam is an “audit committee financial expert” as defined by applicable SEC rules and that Mr. Huck, Ms. Aslam, Mr. Hughes and Mr. Sansone satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

Management is responsible for AdvanSix’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent accountants. As stated above and in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee does not provide any expert or special assurance as to AdvanSix’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent accountants.

The Audit Committee reviewed and discussed AdvanSix’s consolidated financial statements for the fiscal year ended December 31, 2021 with management and the independent accountants for 2021, PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PwC matters required by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee also reviewed, and discussed with management and PwC, management’s report and PwC's report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

AdvanSix’s independent accountants provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants their independence. The Audit Committee concluded that PwC’s provision of non-audit services, as detailed in the table below in Proposal No. 2, to the Company and its affiliates is compatible with PwC’s independence.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

The Audit Committee
Paul E. Huck (Chair)
Farha Aslam
Darrell K. Hughes
Daniel F. Sansone

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OTHER PROPOSALS

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants for AdvanSix to audit its consolidated financial statements for 2022 and to perform audit-related services. These services include reviewing our quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. The Audit Committee will consider the outcome of this vote but is not bound by the vote. If stockholders do not ratify this appointment, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

The Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by PwC. Under its pre-approval policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by PwC.

The Audit Committee reviews non-audit services proposed to be provided by PwC to determine whether they would be compatible with maintaining PwC’s independence. The Audit Committee has established policies and procedures for the engagement of PwC to provide non-audit services. The Audit Committee reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which PwC is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by PwC on the firm’s independence in performing its audit and audit-related services.

The Audit Committee reviews the non-audit services performed by, and amount of fees paid to, PwC, by category in comparison to the pre-approved budget. The engagement of PwC to provide non-audit services that do not fall within a specific category of pre-approved services, or that would result in the total fees payable to PwC in any category exceeding the approved budgeted amount, requires the prior approval of the Audit Committee. Between regularly scheduled meetings of the Audit Committee, the Chair of the Audit Committee may represent the entire Audit Committee for purposes of the review and approval of any such engagement, and the Chair is required to report on all such interim reviews at the Audit Committee’s next regularly scheduled meeting.

For 2021, all of the audit, audit-related, tax and all other fees listed in the table below were pre-approved by the Audit Committee.

The Audit Committee and the Board believe that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. AdvanSix has been advised by PwC that it will have a representative present at the virtual Annual Meeting of Stockholders who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Audit Committee and the Board of Directors believe that the appointment of PricewaterhouseCoopers LLP for 2022 is in the best interests of AdvanSix and our stockholders.

Audit Fees and Non-Audit Fees for 2021 and 2020

The following table presents the fees for audit and other services provided by PwC for 2021 and 2020.

	2021	2020
Audit Fees	$1,745,000	$2,070,000	Annual review and audit of the Company’s consolidated financial statements, audits of subsidiaries, consents, and review of documents filed with the SEC.
Audit-Related Fees	$—	$—	Services that are reasonably related to the performance of the audit or review of the Company's financial statements.
Tax Fees	$30,000	$—	Tax fees related primarily to tax compliance and advice.
All Other Fees	$6,300	$5,000	Non-tax related advisory and consulting services, and software licenses related to access to on-line technical accounting and reporting resource materials.
Total Fees	$1,781,300	$2,075,000

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2022.

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PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

AdvanSix seeks a non-binding advisory vote from its stockholders to approve executive compensation. We encourage you to read the Compensation Discussion and Analysis section beginning on page 23 to learn more about our executive compensation programs and policies.

Our Board and the C&LD Committee are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value. Further, our 2021 compensation decisions and executive compensation programs align the interests of stockholders and executives by emphasizing variable, at-risk compensation largely tied to measurable performance goals utilizing an appropriate balance of near-term and long-term objectives. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our NEOs.

Our Board and the C&LD Committee believe that we maintain a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support.

We are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure.”

Because the vote is advisory, it will not be binding upon the Board or the C&LD Committee. However, the Board and C&LD Committee will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

Our Board has determined to hold an advisory vote on executive compensation on an annual basis in accordance with the preference expressed by our stockholders at the 2017 Annual Meeting of Stockholders. Accordingly, we expect to conduct the next advisory vote at our 2023 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of our executive compensation as described in this proxy statement.

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PROPOSAL NO. 4: APPROVAL OF THE 2016 STOCK INCENTIVE PLAN OF ADVANSIX INC. AND ITS AFFILIATES, AS AMENDED AND RESTATED

We are asking stockholders to vote in favor of the second amendment and restatement of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates (the "Incentive Plan"). On April 18, 2022, the Board approved the amended and restated Incentive Plan, subject to stockholder approval, with a share reserve of 2,615,100 shares, representing an increase of 1,730,000 shares. The increase in the share reserve will enable us to continue to grant equity awards to our employees, executive officers and non-employee directors to align their interests with those of the Company’s stockholders. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry.

The amendment and restatement of the Incentive Plan also incorporates the additional amendments summarized below under “Amendments to the Incentive Plan”.

The Incentive Plan is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors. In this competitive market for talent, we believe that the current share reserve may be insufficient to meet our future needs with respect to attracting, motivating and retaining employees, officers and non-employee directors in the coming years. If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors. Our ability to provide equity-based compensation, which is designed to enhance retention, motivate employees to contribute to our future success and to align the interests of management and our stockholders, would be negatively impacted, and we could be forced to increase cash compensation, reducing resources available to meet our other business needs.

Amendments to the Incentive Plan

In addition to the increase in the share reserve, the amended and restated Incentive Plan incorporates the following proposed amendments:

•the extension of the plan term from June 23, 2030 to June 15, 2032 (the tenth anniversary of the effective date of the second amendment and restatement of the Incentive Plan, if approved by stockholders)

•amends the share counting requirement to provide that every full-value award granted under the amended and restated Incentive Plan, including those granted to non-employee directors, will reduce the share reserve by 1.55 shares for every one share underlying the full-value award (under the current Incentive Plan, shares underlying full-value awards reduce the share reserve by 1.55 shares for every one share underlying full-value awards)

Equity Plan Share Usage

The following table provides information on the annual burn rate for the past three fiscal years. The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the number of shares granted annually as equity awards relative to the total number of shares of common stock outstanding by dividing the number of shares granted during the year by the weighted average number of shares outstanding for that year.

Fiscal Year Ended 12/31	Stock Options Granted	RSUs Granted	Target PSUs Granted	PSUs Earned	Weighted Average Number of Shares Outstanding	Gross Burn Rate (%)	Burn Rate Excluding Unearned PSUs (%)
2021	159,652	152,671	128,249	0	28,152,876	1.56	1.11
2020	305,626	315,912	232,939	89,128	28,048,726	3.05	2.53
2019	196,388	130,834	88,484	0	28,122,288	1.48	1.16
As of April 1, 2022, there were 885,100 shares of common stock that remained available for future issuance under the Incentive Plan (assuming performance-based awards granted to date are paid out at target), as may be increased as a result of any awards granted under the plan that are forfeited. As of April 1, 2022, we had a total of 28,103,293 shares of common stock outstanding. The closing market price of a share of our common stock as reported on the NYSE on April 1, 2022 was $51.26.

The following table sets forth information regarding outstanding equity awards as of April 1, 2021 under the Incentive Plan. These figures represent an update to the information provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Equity Compensation Plan Information Table on page 39 of this Proxy Statement primarily to reflect (i) the vesting of certain awards subsequent to our fiscal year end and (ii) grants of annual equity awards as approved by the C&LD Committee in February 2022:

Outstanding Unexercised Options	Weighted Average Exercise Price	Weighted Average Remaining Term	Outstanding Full-Value Awards*	Shares Available for Grant as of April 1, 2022
934,550	$27.87	7.57	906,780	885,100
* Includes 433,058 PSUs counted at target

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Key Governance Highlights of the Incentive Plan

•No automatic vesting of equity-based awards upon a change in control (so-called “single trigger” vesting) unless outstanding awards are not assumed by the surviving entity

•No liberal share recycling—recycling of shares back into the share reserve only occurs in the event of forfeiture or cancellation of outstanding awards

•Minimum vesting requirement of one year for all awards and minimum three-year period for most awards to fully vest, other than performance awards and non-employee director awards, subject in each case to limited carve-out for 5% of the share reserve

•No dividends or dividend equivalents paid on unvested awards

•Awards are subject to potential reduction, cancellation, forfeiture or other clawback in certain circumstances

•No repricing of stock options or stock appreciation rights (SARs) without stockholder approval

•No discounted options may be granted

•Limitations apply to the number of awards an individual participant may receive in a given calendar year

•Limitation applies to the total compensation that may be awarded to a non-employee director in a given calendar year

•Stockholder approval is required for all material amendments

•Provides for administration by our independent C&LD Committee

Description of the Incentive Plan, as Amended and Restated

The following is a summary of the material terms and provisions of the Incentive Plan, as amended and restated, and certain tax effects of participation in the Incentive Plan. These sections are qualified in their entirety by the full text of the Incentive Plan, as amended and restated, a copy of which is included in Appendix B to this proxy statement and incorporated herein. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan, as amended and restated, will govern.

Shares Available for Awards

Subject to stockholder approval of the amended and restated Incentive Plan, the maximum aggregate number of shares of AdvanSix common stock (“Shares”) that may be issued under all stock-based awards granted under the amended and restated Incentive Plan is 2,615,100 all of which are available for grant in the form of incentive stock options. Under the amended and restated Incentive Plan, the shares underlying all full-value awards, including those granted to non-employee directors, will be counted against the share reserve on a 1.55-for-one basis. Shares underlying stock option awards and SARs will be counted against the share reserve on a one-for-one basis.

In addition, the Incentive Plan contains certain additional limitations on the number and type of awards that may be granted, including:

•no non-employee director may be granted awards in the aggregate relating to more than 20,000 Shares (or in the case of such awards settled in cash, no more than the fair market value of 20,000 Shares on the grant date) or awards under the Incentive Plan in cash or other property with a fair market value greater than $400,000 in any fiscal year;

•no participant may be granted performance-based awards covering: (i) in the case of share-based awards, more than 835,000 Shares in any fiscal year; or (ii) in the case of non-share-based awards, cash and other property with a fair market value greater than $5,000,000 in any fiscal year; and

•a limit of 130,755 Shares relating to awards (other than performance awards and awards to non-employee directors) available for grant that vest in full in fewer than three years and all or any portion of which may vest prior to the first anniversary of the grant date.

Additionally, under the Incentive Plan the sum of (i) the aggregate grant date fair value of all awards granted under the Incentive Plan plus (ii) the total amount payable in cash for any fiscal year to any individual for services rendered as a non-employee director in that year, may not exceed $750,000.

In the event of a change in corporate structure of the Company affecting the Shares or the value thereof (e.g., a stock dividend, stock split, spin-off, merger, reorganization, etc.), the C&LD Committee is required to make appropriate equitable adjustments to the Share limits described above, the number and type of shares subject to outstanding awards, and the purchase or exercise price of outstanding awards. In the case of certain other corporate transactions or events that occur, the C&LD Committee may make equitable adjustments to outstanding awards in order to prevent dilution or enlargement of the benefits intended to be provided under the Incentive Plan.

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Shares that are subject to awards that are paid in cash, terminate, lapse or are cancelled or forfeited are available again for grant under the Incentive Plan and will not be counted for purposes of the limits above, other than the annual limits. However, the Company may not add back Shares to the number of Shares authorized under the Incentive Plan or to any of the other limits above if the Company reacquires Shares as a result of a tender or withholding of Shares in payment of the purchase or exercise price or the tax withholding amount relating to an award. In addition, if SARs are settled in Shares upon exercise, the gross number of Shares used to determine the settlement value is counted against the number of Shares authorized under the Incentive Plan.

Eligibility

Non-employee directors, employees and consultants of the Company or its affiliates are eligible to receive awards under the Incentive Plan. As of April 1, 2022, there were 9 eligible non-employee directors and 58 employees, including 6 executive officers, eligible to participate in the Incentive Plan.

Administration

The C&LD Committee has the authority to administer the Incentive Plan, including the authority to interpret the Incentive Plan, establish rules for the administration of the Incentive Plan, select the persons who receive awards, determine the number of Shares subject to the awards, and establish the terms and conditions of the awards, consistent with the terms of the Incentive Plan. Among other things, and subject to the provisions of the Incentive Plan, the C&LD Committee may also waive or amend the terms of an award, including vesting restrictions, specify the circumstances under which the exercisability or vesting of awards may be accelerated or whether awards or amounts payable under awards may be deferred. However, the C&LD Committee may not reprice a stock option or SAR, whether through amendment, cancellation and replacement, or exchange for cash or any other awards absent stockholder approval. The C&LD Committee may delegate its powers and duties under the Incentive Plan to one or more subcommittees of the C&LD Committee or to the CEO or any other individual as the C&LD Committee deems to be advisable, except that only the C&LD Committee or the Board have authority to grant and administer awards to non-employee directors, executive officers and delegates of the C&LD Committee.

The Board may also exercise the powers of the C&LD Committee with respect to the Incentive Plan and awards granted thereunder at any time.

Types and Terms of Awards

The Incentive Plan permits the granting of:
•stock options (including both incentive and non-qualified stock options),
•SARs,
•restricted stock and RSUs,
•dividend equivalents,
•performance awards, which may be payable in cash or in Shares, and
•other stock-based awards.

Under the terms of the Incentive Plan, the exercise price per Share under any stock option or the base price of any SAR may not be less than 100% of the fair market value of a Share on the date of grant, as determined in accordance with the terms of the Incentive Plan.

Unless otherwise provided by the C&LD Committee in an award agreement, under the Incentive Plan, the fair market value of Shares on a given date is generally the average (mean) of the highest and lowest sales prices of a Share as reported on the NYSE on such date. Awards may be granted to participants for no cash consideration or for cash or other consideration as required by the C&LD Committee or applicable law. Awards may generally provide that upon the grant or exercise thereof the holder will receive Shares, cash, other securities or property, or any combination thereof, as the C&LD Committee determines.

Clawback. The C&LD Committee may provide in an award agreement that awards granted under the Incentive Plan will be forfeited if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement, otherwise engages in activity that is in conflict with or adverse to the Company or any affiliate or otherwise violates any clawback or recoupment policies or other applicable policies that are implemented by the Company from time to time. In addition, the C&LD Committee may provide in an award agreement that a participant will forfeit any gain realized on the vesting or exercise of an award if a participant engages in the foregoing acts, or a participant is required to repay to the Company the gain realized under a previously paid award subject to performance requirements if a financial restatement reduces the amount that would have been earned under such award. Awards under the Incentive Plan may also be subject to the Company’s Clawback Policy, as may be in effect from time to time.

Stock Options. Under the terms of the Incentive Plan, the holder of a stock option is entitled to purchase a number of Shares at a specified exercise price during a specified time period, not to exceed ten years, all as determined by the C&LD Committee. The exercise price may be payable either in cash or, at the discretion of the C&LD Committee, by delivery of irrevocable instructions to a broker to deliver promptly the proceeds from the sale of Shares, by tendering Shares previously acquired, by withholding Shares that would otherwise be issued having a fair market value on the exercise date equal to the exercise price or through a combination of the foregoing. Subject to plan terms providing for any earlier vesting, if restrictions on a stock option award have not lapsed or been satisfied at the time of a participant’s termination of service, the unvested portion of the award will be forfeited, except in the case of death or disability. Upon death or disability, all restrictions will lapse and the option will remain exercisable for three years after the termination date. In the event of a participant’s retirement, all unvested stock options will be forfeited and any vested options will remain exercisable for three years after the retirement date. Upon a participant’s voluntary resignation, all unvested options will be

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forfeited and any vested options will remain exercisable for 30 days after the termination date. Upon a participant’s involuntary termination not for cause, all unvested options will be forfeited and any vested options will remain exercisable for one year after the termination date. The foregoing post-termination exercise periods are, in all cases, subject to any earlier expiration date of the stock option award.

Stock Appreciation Rights. Under the terms of the Incentive Plan, the holder of a SAR is entitled to receive the excess of the fair market value of one Share on the date of exercise over the base price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the C&LD Committee, and the term of any SAR cannot exceed ten years. The vesting terms described above for stock options apply equally with respect to SAR awards.

Restricted Stock and Restricted Stock Units. Under the terms of the Incentive Plan, the holder of restricted stock owns Shares subject to restrictions imposed for a time period, as specified by the C&LD Committee. The holder of RSUs has the right, subject to any restrictions imposed by the C&LD Committee, to receive at some future date determined by the C&LD Committee, Shares, a cash payment equal to the fair market value of those Shares or any combination of the foregoing. Subject to plan terms providing for any earlier vesting, if restrictions on a restricted stock or RSU award have not lapsed or been satisfied at the time of a participant’s termination of service, the unvested portion of the award will be forfeited, except in the case of death or disability, in which case all restrictions will lapse.

Dividends and Dividend Equivalents. Under the terms of the Incentive Plan, at the discretion of the C&LD Committee and as described in the award agreement, dividends issued on restricted stock are credited to the participant’s account and are paid to the participant only to the extent that the underlying award vests. In the event of a payment of dividends on Shares, the C&LD Committee may credit RSUs with dividend equivalents. Under the terms of the Incentive Plan, as amended and restated, dividend equivalents are credited to the participant’s account as cash or additional RSUs and are paid to the participant only to the extent that the underlying award vests. No dividend equivalents may be credited on stock options or SARs.

Performance Awards and Performance Measures. Under the terms of the Incentive Plan, the C&LD Committee may grant awards payable in Shares or cash that are conditioned on the achievement of performance goals established by the C&LD Committee. These performance awards are conditioned on the holder’s continued service and achievement of one or more performance goals established by the C&LD Committee, and the C&LD Committee will determine the length of the performance period, the amounts subject to the awards and any other terms and conditions of the awards.

The performance goals set forth under the Incentive Plan are: (a) sales (or any component of sales); (b) operating income; (c) net income; (d) earnings per Share (or pro forma EPS); (e) return on equity; (f) cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) cash flow per Share; (h) return on invested capital; (i) return on investments (or ROI expansion); (j) return on assets; (k) economic value added (or an equivalent metric, as determined by the C&LD Committee); (l) Share price; (m) total stockholder return; (n) cost and expense reduction; (o) working capital (or working capital turns or days); (p) revenues (including specified types or categories thereof); (q) product volume; (r) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (s) measures of productivity or operating efficiency; (t) implementation or completion of critical projects; (u) safety and accident rates; and (v) any other measure determined by the Committee in its discretion, in each case, determined in accordance with GAAP (to the extent applicable and unless otherwise determined by the Committee).

Each performance goal may measure the level of performance of the Company and/or a business unit, segment, division or subsidiary of the Company or an affiliate. Performance awards may be granted subject to one or more of the foregoing measures, separately or in relation to each other, or relative to a selected comparator group. Performance goals may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, any pension mark to market adjustment, and/or other specified items, the determination of which shall be at the discretion of the C&LD Committee.

In determining attainment of performance goals, unless otherwise determined by the C&LD Committee, the impact of the following will be excluded: unusual or infrequently occurring items and the cumulative effect of changes in accounting treatment, changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations and charges for restructurings (including employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable and unless otherwise determined by the Committee) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management, as applicable. In addition, the Committee may determine to exclude the impact of other items in its discretion

Under the terms of the Incentive Plan, the C&LD Committee (or a delegate thereof) is required to approve the level of attainment of the applicable performance measures prior to payment of any performance awards. Any dividend equivalents will only be paid to the extent the applicable performance measures with respect to the underlying shares have been met. Unless otherwise provided in the award agreement, in connection with the death or disability of a participant, the participant will receive a prorated payment of his or her performance award payable at such time as the performance award is otherwise payable, but only to the extent the applicable performance criteria are subsequently achieved.

Other Stock-Based Awards. Under the terms of the Incentive Plan, the C&LD Committee is authorized to grant other types of awards that are denominated or payable in or otherwise related to Shares, subject to terms and conditions determined by the C&LD Committee.

Change in Control. Awards under the Incentive Plan may be subject to the terms and conditions set forth in a written or electronic agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change in Control” (as defined below). Unless otherwise provided in the applicable award agreement, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding award, then such award will be continued in accordance

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with its applicable terms and vesting will not be accelerated unless the applicable participant experiences an involuntary termination without “cause” or a voluntary termination for “good reason” (each, as defined in the Incentive Plan) within the two-year period following the Change in Control. If an award is not assumed or substituted for, generally it will vest and become free of all restrictions and limitations as of immediately prior to the date of the Change in Control, and if the award is a performance award then all performance criteria will be deemed achieved at the greater of (i) target performance and (ii) actual performance as determined by the C&LD Committee as of the date of the Change in Control.

For the purposes of the Incentive Plan, a “Change in Control” generally means the occurrence of any of the following events:

•during any consecutive 24-month period, a change in the composition of a majority of the Board, as constituted on the first day of such period, that was not supported by a majority of the members of the incumbent Board;
•consummation of certain mergers, consolidations or statutory share exchanges or similar forms of corporate transaction of the Company (or any of its subsidiaries, if voting securities are issuable) or a sale or other disposition of all or substantially all of its assets to an unaffiliated entity, following which the Company’s stockholders hold 50% or less of the combined voting power of the surviving entity;
•stockholder approval of a complete liquidation or dissolution of the Company; or
•the acquisition by any individual, entity or group (other than the Company or any subsidiary or affiliate and certain individuals or groups as provided in the Incentive Plan) of beneficial ownership of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors.

Termination and Amendment

If approved by stockholders, the Incentive Plan, as amended and restated, will terminate on June 15, 2032, unless terminated before then by the Board. Awards are not able to be granted after the termination of the Incentive Plan, but the Incentive Plan will remain in effect as long as awards are outstanding under it. Our Board generally is able to amend or terminate the Incentive Plan at any time, except that prior stockholder approval is required for any amendment to the Incentive Plan that would:

•require stockholder approval under the rules or regulations of the NYSE;
•increase the number of Shares authorized under the Incentive Plan (except in the case of certain corporate transactions, as described above);
•increase the number of Shares subject to the award limitations described above under “Shares Available for Awards” (except in the case of certain corporate transactions, as described above);
•permit repricing of outstanding stock options or SARs (except in the case of certain corporate transactions, as described above); or
•permit the award of stock options or SARs with an exercise price less than 100% of the fair market value of a Share.

Subject to the provisions of the Incentive Plan, the C&LD Committee may not amend any outstanding award without the participant’s consent if the action would adversely affect such participant’s rights, unless required by law. In addition, the Incentive Plan may not be amended in any manner adverse to any participant (unless required to comply with applicable law) during a “Potential Change in Control Period” (as defined in the Incentive Plan) or for two years following a Change in Control.

Summary of Federal Income Tax Consequences of Awards

The following is a brief summary of the principal United States federal income tax consequences of Awards and transactions under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe local, state or foreign tax consequences.

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AWARD	TAXABLE EVENTS
Stock Options and SARs
An employee will not recognize any income at the time a Stock Option or SAR is granted, nor will AdvanSix be entitled to a deduction at that time.

•When a Nonqualified Stock Option is exercised: the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares received as of the date of exercise over the exercise price.

•When an Incentive Stock Option (ISO) is exercised: an employee will not recognize any income at the time of exercise. However, the excess of the fair market value of the Shares on the date of exercise over the Exercise Price paid could create a liability under the alternative minimum tax.

◦If an employee disposes of the Shares acquired on exercise of an ISO after the later of two years after the date of grant of the ISO and one year after the date of exercise of the ISO (the “holding period”), the gain (i.e., the excess of the proceeds received on sale over the exercise price paid), if any, will be long-term capital gain eligible for favorable tax rates.

◦If the employee disposes of the Shares prior to the end of the holding period, the disposition is a “disqualifying disposition.” The employee will then recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price paid. The ordinary income recognized is added to the employee's basis in the Shares to determine the capital gain or loss (long-term or short-term, depending on how long the Shares were held) that must be recognized on the disposition. If an employee recognizes ordinary income as a result of a disqualifying disposition, AdvanSix will be entitled to a deduction in the same amount as the employee recognizes ordinary income.

•When a SAR is exercised: an employee will recognize ordinary income in an amount equal to the cash received or, if the SAR is paid in Shares, the Fair Market Value of the Shares received as of the date of exercise.

Tax Withholding/Deduction

Upon exercise of Stock Options or SARs, the Committee may require that the employee pay the Company an amount sufficient to satisfy any applicable tax withholding obligations (as calculated at the applicable minimum statutory rate). The Committee may also accept payment of tax withholding obligations through any of the Exercise Price payment methods described in the Incentive Plan.

AdvanSix will not be entitled to a tax deduction at the time of grant of a Nonqualified Stock Option but will be entitled to a tax deduction in the same amount as the employee recognizes income at the time of exercise. AdvanSix is not entitled to a deduction as a result of the grant or exercise of an Incentive Stock Option.

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AWARD	TAXABLE EVENTS
RSUs and Restricted Stock
An employee will not recognize any income at the time a RSU or Share of Restricted Stock is granted, nor will AdvanSix be entitled to a deduction at that time.

Upon settlement of a RSU: The employee will recognize ordinary income in an amount equal to the fair market value of the Shares received or, if the RSU is paid in cash, the amount payable.

Upon vesting of Shares of Restricted Stock: In the year in which Shares of restricted stock are no longer subject to a substantial risk of forfeiture (i.e., in the year that the Shares vest), the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of vesting over the amount, if any, the employee paid for the Shares.

An employee may, however, elect pursuant to section 83(b) of the Code within 30 days after being granted restricted stock to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the employee will be equal to the excess of the fair market value of the Shares on the date of receipt over the amount, if any, the employee paid for the Shares.

Tax Withholding/Deduction

Payroll taxes are required to be withheld from the employee on the amount of ordinary income recognized by the employee.

AdvanSix will be entitled to a tax deduction in the same amount as the employee recognizes income.

Cash Awards
An employee will not recognize any income at the time a Cash-Based Award is granted. The employee will recognize income at the time that cash is paid to the employee pursuant to a Cash-Based Award, in the amount paid.

Tax Withholding/Deduction
Company will satisfy the employee’s tax withholding obligations by withholding cash from payment. AdvanSix will be entitled to a tax deduction in the same amount as the employee recognizes income.

Withholding of Taxes. The Committee, in consideration of applicable accounting standards, has full discretion with respect to all participants to elect or direct the Company to withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

Equity Compensation Plan Information Table

For information regarding the number of shares to be issued upon exercise of outstanding options and vesting of RSUs and PSUs, the weighted average exercise price of outstanding options and the number of securities remaining available for future issuance under our equity compensation plan, as of December 31, 2021, see the Equity Compensation Plan Information Table on page 39 of this Proxy Statement.

New Plan Benefits

Future grants under the Incentive Plan will be made at the discretion of the C&LD Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated.

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VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

NOTICE AND ACCESS

The SEC’s “Notice and Access” rule allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Stockholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how stockholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Proxy Materials are available at www.proxyvote.com. You will need to enter the 16-digit control number located on the Notice of Internet Availability or proxy card.

METHODS OF VOTING

Stockholders of Record

If your shares are registered directly in your name with AdvanSix’s transfer agent, EQ Shareowner Services, you are considered the stockholder of record of those shares. Stockholders of record can vote via the Internet at www.proxyvote.com, by scanning the QR code with a mobile device, by calling +1 (800) 690-6903 or by signing and returning a proxy card. Votes submitted by Internet, mobile device or telephone must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2022. You may also vote at the virtual Annual Meeting of Stockholders. See below under “Attendance at the Virtual Annual Meeting” for additional information.

Beneficial Owners

If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these Proxy Materials are being forwarded to you by your bank, broker, trustee or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote via the Internet or by telephone or mobile device if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares.

NYSE rules prohibit brokers from voting on Proposal Nos. 1, 3 and 4 without receiving instructions from the beneficial owner of the shares. If the voting instructions are not received with respect to these “non-routine” proposals, this is referred to as a “broker non-vote.” In the absence of instructions, shares subject to such broker non-votes will not be counted as voted on those proposals and will have no effect on the vote. Since brokers may not vote your shares on the proposals relating to election of directors or the advisory vote to approve executive compensation, or the approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated, in the absence of your specific instructions as to how to vote, your shares would not be voted. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.

Votes directed by Internet, mobile device or telephone through such a bank, broker, trustee or nominee must be received by 11:59 p.m. Eastern Daylight Time on June 14, 2022. You may also vote at the virtual Annual Meeting of Stockholders. See below under “Attendance at the Virtual Annual Meeting” for additional information.

REVOKING YOUR PROXY

Whether you vote or direct your vote by mail, telephone, mobile device or via the Internet, if you are a stockholder of record, unless otherwise noted, you may later revoke your proxy by:

•sending a written statement to that effect to the Corporate Secretary of AdvanSix;
•submitting a properly signed proxy with a later date;
•voting by telephone, mobile device or via the Internet at a later time (if initially able to vote in that manner) so long as such vote or voting direction is received by the applicable date and time set forth above for stockholders of record; or
•voting at the virtual Annual Meeting of Stockholders.

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If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions. Please contact your bank, broker, trustee or nominee with any questions regarding changing your voting instructions.

QUORUM; VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

The required quorum for the transaction of business at the meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the meeting, either present at the Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted for purposes of establishing a quorum but are not considered votes cast.

Regarding Proposal No. 1, AdvanSix’s By-laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board of Directors. Shares not represented at or by proxy at the Annual Meeting of Stockholders, abstentions and broker non-votes will have no effect on the election of directors. The By-laws also provide that any incumbent director nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board following the certification of the stockholder vote. This resignation will be promptly considered through a process managed by the Nominating and Governance Committee, excluding any director nominees who did not receive a majority of votes cast to elect him or her to the Board.

The affirmative vote of a majority of the votes cast by stockholders who are present or represented and entitled to vote on each of Proposal Nos. 2, 3 and 4 is required for approval of these proposals.

OTHER BUSINESS

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

CONFIDENTIAL VOTING POLICY

It is our policy that any proxy, ballot or other voting material that identifies the particular vote of a stockholder and contains the stockholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. We may be informed whether or not a particular stockholder has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting stockholder. Under this policy, the inspectors of election at any stockholder meeting will be independent parties unaffiliated with AdvanSix.

RESULTS OF THE VOTE

Voting results will be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting of Stockholders, which will be available on our website, www.AdvanSix.com.

SHARES OUTSTANDING

At the close of business on the record date, April 21, 2022, there were 28,103,293 shares of Common Stock outstanding. Each share outstanding as of the April 21, 2022 record date is entitled to one vote at the Annual Meeting of Stockholders on each matter properly brought before the meeting.

HOUSEHOLDING

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

ELECTRONIC ACCESS TO THE PROXY MATERIALS

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. Stockholders may enroll to receive proxy materials electronically as follows:

Stockholders of Record: If you are a registered stockholder, you may request electronic delivery when voting for this meeting on the Internet at www.proxyvote.com.

Beneficial Holders: If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

55	Proxy and Notice of Annual Meeting of Stockholders	2022

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
Due to the ongoing impact of COVID-19 and to support the health and well-being of our stockholders, directors, officers, employees and our community, this year’s Annual Meeting will be a completely virtual meeting conducted via live audio webcast. There will not be a physical location for the meeting, and you will not be able to attend in person. Attendance at the Annual Meeting is limited to our stockholders of record or their legal proxy holders.

Our virtual meeting format has been designed to provide stockholders with substantially the same rights and opportunities to participate that they would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/ASIX2022 and enter your 16-digit control number included in your Notice of Internet Availability, proxy card or voting instruction form. If you hold your shares in a broker or bank or other account and cannot locate your control number, you must contact the broker, bank or other institution where you have your account to obtain your 16-digit control number.

You may begin to login to the meeting platform beginning at 8:45 a.m. Eastern Time on Wednesday, June 15, 2022. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong WiFi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to login and ensure you can hear the streaming audio before the meeting starts. Copies of the rules of conduct and a list of our stockholders of record will be posted on the meeting website.

Stockholders in attendance at the meeting are encouraged to submit questions during the meeting at www.virtualshareholdermeeting.com/ASIX2022. If you attend the meeting and wish to submit a question, you may enter a question in the “Ask a Question” field at the virtual meeting website and click “submit.” We will answer questions relevant to AdvanSix and meeting matters that comply with the rules of conduct, subject to time constraints. We reserve the right to exclude questions that are not pertinent to AdvanSix or meeting matters or are not otherwise in accordance with the rules of conduct. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If we are unable to address any questions that are relevant to AdvanSix and meeting matters due to time constraints, our responses to those questions will be made available on our website at www.AdvanSix.com under the heading "Investors" promptly following the meeting and will remain available for approximately 30 days following the meeting.

A replay of the meeting, including the Q&A portion of the meeting, will be made available on our website at the same location following the meeting and will remain available for approximately 30 days following the meeting.

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting login page. Technical support will be available starting at 8:45 a.m. Eastern Time and until the meeting has finished.

OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in AdvanSix’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the SEC, the proposal must be received at the Company’s offices no later than the close of business on December 29, 2022. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the 2023 Annual Meeting of Stockholders pursuant to the procedures contemplated in AdvanSix’s By-laws, outside the processes of SEC Rule 14a-8 or the proxy access provisions in AdvanSix’s By-laws, AdvanSix must receive notice of such proposal not earlier than February 15, 2023 and not later than March 17, 2023. Otherwise the proposal will be considered untimely under AdvanSix’s By-laws. The notice must contain a brief description of the proposal, the reasons for conducting such business, the name and address of the stockholder and the number of shares of AdvanSix Common Stock the stockholder beneficially owns, and any material interest of the stockholder in such business, all as provided in AdvanSix’s By-laws. If this information is not supplied as provided in AdvanSix’s By-laws, the proposal will not be considered at the 2023 Annual Meeting of Stockholders. In addition, AdvanSix’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

Any stockholder that wishes to submit a stockholder proposal should send it to the Corporate Secretary, AdvanSix Inc., 300 Kimball Drive, Suite 101, Parsippany, New Jersey 07054.

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DIRECTOR NOMINATIONS

Proxy Access Nominations

AdvanSix’s By-laws allow a single stockholder or a group of up to 20 stockholders who have held at least 3% of AdvanSix stock for at least three years to submit director nominees (the greater of 20% of the Board or two directors) for inclusion in AdvanSix’s proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in AdvanSix’s By-laws. Notice must be received by the Corporate Secretary of AdvanSix at the address above not earlier than the 150th day and not later than the 120th day prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. For our 2023 Annual Meeting of Stockholders, notice of any such nomination must be received not earlier than January 16, 2023 and not later than February 15, 2023. AdvanSix has not received any nominations under our proxy access by-law in connection with the 2022 Annual Meeting of Stockholders.

Non-Proxy Access Nominations

AdvanSix’s By-laws state that any stockholder of record entitled to vote at the Annual Meeting of Stockholders who intends to make a nomination for director must notify the Corporate Secretary of AdvanSix in writing not more than 120 days and not less than 90 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. For our 2023 Annual Meeting of Stockholders, notice of any such nomination must be received not earlier than February 15, 2023 and not later than March 17, 2023. The notice must meet other requirements contained in the By-laws, a copy of which can be obtained from the Corporate Secretary of AdvanSix at the address above.

EXPENSES OF SOLICITATION

AdvanSix pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited by AdvanSix officers and employees by telephone or other means of communication. AdvanSix pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson LLC has been retained to assist in the solicitation of proxies for the 2022 Annual Meeting of Stockholders at a fee of approximately $10,000 plus associated costs and expenses.

By Order of the Board of Directors,

Achilles B. Kintiroglou Senior Vice President, General Counsel and Corporate Secretary
April 28, 2022

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APPENDIX A
Non-GAAP Measures and Forward-Looking Statements
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Twelve Months Ended December 31,
	2021	2020
Net cash provided by operating activities	$218,849	$111,847
Expenditures for property, plant and equipment	(56,811)	(82,918)
Free cash flow (1)	$162,038	$28,929

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Twelve Months Ended December 31,
	2021	2020
Net income	$139,791	$46,077
Interest expense, net	5,023	7,792
Income tax expense	45,325	8,956
Depreciation and amortization	65,340	60,832
EBITDA (2)	$255,479	$123,657

Sales	$1,684,625	$1,157,917
EBITDA margin (3)	15.2%	10.7%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this proxy statement provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures. These non-GAAP measures may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

Forward-Looking Statements

This proxy statement contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the scope, shape and pace of recovery of the pandemic; the timing of the distribution and efficacy of vaccines or treatments for COVID-19 that are currently available or may be available in the future and related vaccination rates; the severity and transmissibility of newly identified strains of COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers
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to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the inability to realize the anticipated benefits of the acquisition of U.S. Amines, and the costs or difficulties relating to integration matters and material adverse changes to anticipated operations or earnings; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in subsequent reports filed with the SEC.

A-2

APPENDIX B
2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates,
as Amended and Restated

(effective June 15, 2022)

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.1 Purpose. The purpose of this 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates (the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain employees and service providers who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of employees and service providers of exceptional ability, (c) providing employees an opportunity to acquire or expand equity interests in the Company and (d) promoting the growth and success of the Company’s business by aligning the financial interests of employees and service providers with that of the other stockholders of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards, and Non-Share-Based Awards.

1.2 Effective Date; Stockholder Approval. The Plan, as amended and restated, is effective as of the date the Plan shall have been adopted by the Board and approved by the Company’s stockholders in a manner that satisfies the requirements of the General Corporation Law of the State of Delaware and the rules of the New York Stock Exchange (the “Effective Date”).

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1 “1933 Act” means the Securities Act of 1933, as amended, and the regulations and interpretations thereunder.

2.2 “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3 “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Performance Awards” (including any Non-Share Based Awards) awarded pursuant to Section 4.4; (d) “Restricted Stock Units” awarded pursuant to Section 4.5; (e) “Restricted Stock” awarded pursuant to Section 4.5; (f) “Other Stock-Based Awards” awarded pursuant to Section 4.6.

2.4 “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless otherwise provided in an Award Agreement, any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against the Company; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion; provided that if an event would constitute cause under an individual service agreement by and between the Company and the applicable Participant, then such event shall also constitute Cause for purposes of the Plan for such Participant.

2.7 “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following events following the Effective Date:

(i)during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), in each case other than the Board;

(ii)the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change in Control; or

(iv)any Person, corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above;

provided that, to the extent any Award provides for the payment of non-qualified deferred compensation subject to Section 409A of the Code, an event set forth above shall not constitute a “Change in Control” unless it also constitutes a “change in ownership”, a “change in the effective control” or a “change in the ownership of substantial assets” of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) and such limitation is necessary to avoid an impermissible distribution or other event resulting in adverse tax consequences under Section 409A of the Code.

2.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

2.9 “Committee” means the Compensation and Leadership Development Committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.10 “Common Stock” means the common stock of the Company.

2.11 “Company” means AdvanSix Inc. and its successors.

2.12 “Disabled” and “Disability”, with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided that, to the extent an Award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability within the meaning of Section 409A of the Code, unless otherwise provided in an Award Agreement.

2.13 “Dividend Equivalent” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.14 “Eligible Individual” shall mean any Non-Employee Director, Employee or consultant (or any prospective director, employee or consultant) of the Company or its Affiliates.

2.15 “Employee” means any individual who performs services as an employee of the Company or an Affiliate. “Employee” does not include any leased employees.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.17 “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.18 “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

2.19 “GAAP” means U.S. generally accepted accounting principles.

2.20 “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and is designated in the Award Agreement to be an Incentive Stock Option.

2.21 “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee. An individual who is elected to the Board at a meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.22 “Non-Share-Based Award” means a Performance Award that is valued with reference to property other than Shares (including cash).

2.23 “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.24 “Other Stock-Based Award” means an Award granted under Section 4.6 and denominated in Shares.

2.25 “Participant” means any Eligible Individual who has been granted an Award under the Plan.

2.26 “Performance Award” means an Award granted under Section 4.4 of the Plan, the payment of which is conditioned on the attainment of one or more performance criteria determined by the Committee.

2.27 “Performance Measure” means any one or combination of the following measures, separately or in relation to each other, or relative to a selected comparator group, as determined by the Committee, which (to the extent applicable and unless determined otherwise by the Committee) shall be determined in accordance with GAAP: (a) Sales (or any component of sales); (b) Operating income; (c) Net income; (d) Earnings per Share (or Proforma EPS); (e) Return on equity; (f) Cash flow (including operating cash flow, free cash flow, cash flow yield and/or cash flow conversion); (g) Cash flow per Share; (h) Return on invested capital; (i) Return on investments (or ROI expansion); (j) Return on assets; (k) Economic value added (or an equivalent metric, as determined by the Committee); (l) Share price; (m) Total stockholder return; (n) Cost and expense reduction; (o) Working capital (or working capital turns or days); (p) Revenues (including specified types or categories thereof); (q) Product volume; (r) Gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (s) measures of productivity or operating efficiency; (t) Implementation or completion of critical projects; (u) Safety and accident rates; and (v) any other measure determined by the Committee in its discretion.

Performance Measures may be defined and measured before or after taking into consideration taxes, interest, depreciation, amortization, pension-related expense or income, any pension mark to market adjustment, and/or other specified items, the determination of which shall be at the discretion of the Committee and may be with respect to the Company and/or a business unit, segment, division, or subsidiary of the Company or an Affiliate.

In determining attainment of Performance Measures, the impact of the following shall be excluded unless the Committee determines otherwise: unusual or infrequently occurring items and the cumulative effect of changes in accounting treatment, changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (including employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable and unless determined otherwise by the Committee) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management. In addition, the Committee may determine to exclude the impact of other items in its discretion.

2.28 “Performance Cycle” means, with respect to any Performance Award, a period (or periods) of at least one year, unless otherwise specified by the Committee, over which the level of attainment of performance of the applicable performance criteria shall be determined.

2.29 “Potential Change in Control Period” is, unless otherwise provided in an Award Agreement, deemed to commence at the time of the earliest of the following events to occur: (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (b) the Company or any person or group publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (c) any person or group (other than the Company or any of its Affiliates, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person or group any securities acquired directly from the Company or its Affiliates); or (d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control Period has commenced. The Potential Change in Control Period is deemed to continue until the adoption by the Board of a resolution stating that, for purposes of the Plan, the Potential Change in Control Period has expired.

2.30 “Retirement” means the Termination of Service on or after attainment of age 55 with 10 years of service with the Company and its Affiliates, other than on account of an involuntary Termination of Service for Cause. For purposes of this Section, “years of service” is determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Termination of Service in the Company’s records.

2.31 “Reporting Person” means any Non-Employee Director and any Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.32 “Restricted Stock” means Shares issued pursuant to Section 4.5 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.33 “Restricted Stock Unit” means a right granted under Section 4.5 to acquire Shares or an equivalent amount in cash that is subject to any restrictions that the Committee, in its discretion, may impose.

2.34 “Share” means a share of Common Stock.

2.35 “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or a number of Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares on the date on which the Stock Appreciation Right is exercised over the applicable Exercise Price (with any fractional Shares treated in accordance with Section 5.5).

2.36 “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at the applicable Exercise Price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.37 “Target Award” means (i) with respect to Non-Share Based Awards, the amount of property (including cash) in respect of such Award that shall be paid if the applicable performance criteria are met at the 100% level, as determined by the Committee, and (ii) with respect to Awards other than Non-Share-Based Awards, the percentage of Performance Awards that shall vest or become exercisable if the applicable performance criteria are met at the 100% level, as determined by the Committee.

2.38 “Termination of Service” means the date of cessation of a Participant’s provision of services to the Company and its Affiliates for any reason, with or without Cause, as determined by the Company; provided that a Participant will be deemed to have incurred a Termination of Service on the date that such Participant provides notice of termination to the Company and its Affiliates. Except as otherwise provided in an Award Agreement, Termination of Service shall be determined without regard to any statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to a Participant who provides services to such Affiliate is outstanding, the Committee may, in its discretion, deem such Participant to have a Termination of Service on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Participant’s Termination of Service shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant upon a Termination of Service pursuant to the terms and conditions of this Plan shall be paid to the Participant upon a “separation from service” as determined in accordance with Section 409A of the Code without the imposition of additional taxes or penalties.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Eligible Individuals to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer performance criteria in connection with Performance Awards, and approve the level of performance attained with respect to such performance criteria; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived; (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (l) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to (including any Award Agreement), or Award made under, the Plan; (m) waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award, notwithstanding any provisions of the Plan to the contrary; (n) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, notwithstanding any provisions of the Plan to the contrary; (o) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (p) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to one or more subcommittees of the Committee or to the Chief Executive Officer of the Company or any other individual as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Other than as provided in Section 3.7 of the Plan, only the Committee (or a subset thereof), however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee, including to establish, and approve achievement of, Performance Measures.

3.5 Employment of Advisors. The Committee may select and employ attorneys, consultants, accountants and other advisors at the Company’s expense (and may determine the compensation thereof), and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6 No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action taken or omitted to be taken, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

3.7 Awards to Non-Employee Directors. The Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Non-Employee Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

ARTICLE IV
AWARDS

4.1 Eligibility. All Eligible Individuals are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Eligible Individuals whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)    Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options. No Participant shall be entitled to dividends or

Dividend Equivalent Rights with respect to any Shares underlying the Participant’s Stock Options or Stock Appreciation Rights. Shares underlying Stock Options and Stock Appreciation Rights shall carry no voting rights.

(b)    Exercise Price. The Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)    Term and Timing of Exercise. Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i) The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant may first be exercised shall be set forth in the Award Agreement; provided, however, that, except for Stock Options and Stock Appreciation Rights granted as Performance Awards, Awards to Non-Employee Directors and except as provided in Section 5.1(b), such Award shall not become fully vested for at least three years following the date of grant, but in no event shall any portion of an Award (including Performance Awards and Awards to Non-Employee Directors) vest before the first anniversary of the date of grant except as provided in Section 5.1(b).

(ii) A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate.

(iii) Notwithstanding any provisions of the Plan to the contrary and unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, Stock Options and Stock Appreciation Rights shall vest and remain exercisable as follows, subject to Section 5.4:

Event	Vesting	Exercise Period for Vested Awards
Death	Immediate vesting as of death	Expires earlier of (i) original expiration date, or (ii) 3 years after death.
Disability	Immediate vesting as of Termination of Service due to the incurrence of Disability	Expires earlier of (i) original expiration date, or (ii) 3 years after Termination of Service due to Disability.
Retirement	Unvested Awards forfeited as of Retirement	Expires earlier of (i) original expiration date, or (ii) 3 years after Retirement.
Voluntary Termination of Service	Unvested Awards forfeited as of Termination of Service	Expires earlier of (i) original expiration date, or (ii) 30 days after Termination of Service.
Involuntary Termination of Service not for Cause	Unvested Awards forfeited as of Termination of Service	Expires earlier of (i) original expiration date, or (ii) 1 year after Termination of Service.
Involuntary Termination of Service for Cause	Unvested Awards forfeited as of Termination of Service	Vested Awards immediately cancelled.
(iv) Except as otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by applicable laws of descent and distribution. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant’s estate, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant’s estate or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d) Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Any Shares to be acquired upon exercise shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, the Committee may also permit payment of all or a portion of the Exercise Price to be made by any other method, provided that, for Awards to Reporting Persons, permissible methods shall be set forth in the applicable Award Agreement, including:

(i)    Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)    Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)    Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iv)    Any combination of the methods described in paragraphs (i), (ii), and (iii).

(v)    The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii).

(e) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)    Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

(ii)    Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iii)    Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall be treated as a Nonqualified Stock Option for all purposes following the date that is three months after the Participant has ceased being an Employee. For purposes of this paragraph (e)(iii), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

(iv) Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the applicable laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f) Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise (with any fractional Shares to be treated in accordance with Section 5.5).

(g) Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i) No Repricing. Except as otherwise provided in Section 5.3, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant, or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s stockholders in a manner that complies with the rules of the New York Stock Exchange.

(ii) No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

4.4 Performance Awards. The Committee may grant Performance Awards to the Eligible Individuals that the Committee may from time to time select, in the amounts and, pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:

(a)    Performance Cycles. Performance Awards shall be awarded in connection with a Performance Cycle determined by the Committee. Performance Awards shall be based on the Performance Measures or other performance criteria and payment formulas that the Committee, in its discretion, may establish for these purposes. No Award shall vest until the Committee (or a delegate of the Committee) approves the level of attainment of the applicable performance criteria, and in no event shall any portion of a Performance Award vest before the first anniversary of the date of grant except as provided in Section 5.1(b). The Committee shall also set forth the minimum level of performance that must be attained during the Performance Cycle before any Award shall be paid or vest, and the percentage of the Target Award that shall be paid or vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(b)    Increases; Reductions. The Committee, in its discretion, may, on a case-by-case basis, reduce or increase the amount that is paid or vests pursuant to a Performance Award.

(c)    Death; Disability. Unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, a Participant (or his or her beneficiaries or estate) whose services were terminated because of death or Disability will receive a prorated portion of the payment of his or her Performance Award, based upon the portion of the Performance Cycle during which he or she provided services to the Company or an Affiliate, at such time as such Performance Award is otherwise payable, but only to the extent performance criteria for the applicable Performance Cycle are subsequently achieved.

(d)    Form of Payment. Performance Awards may be paid in cash or Shares, or a combination of cash and Shares, in the discretion of the Committee, subject to the terms and conditions set forth in the Award Agreement. Payment with respect to any fractional Shares shall be determined in accordance with Section 5.5.

(e)    Dividend Equivalents. Notwithstanding anything to the contrary herein, in the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Performance Awards with Dividend Equivalents. Notwithstanding anything to the contrary herein, Dividend Equivalents shall be withheld and deferred in the Participant’s account and shall be subject to the same conditions, including performance-based vesting conditions, as the underlying Award, with such Dividend Equivalents to be paid out in Shares or cash as determined by the Committee in the Award Agreement or otherwise. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents. For the avoidance of doubt, to the extent a Performance Award is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any Dividend Equivalents credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.

4.5 Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Eligible Individuals whom the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)    Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee, which are denominated in, valued in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.5, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)    Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

(c)    Dividends and Dividend Equivalents. Notwithstanding anything to the contrary herein, dividends issued on Shares of Restricted Stock shall be withheld and deferred in the Participant’s account and shall be subject to the same conditions, including vesting conditions, as the underlying Shares of Restricted Stock. In the event of a payment of dividends on Common Stock, to the extent permissible under Section 409A of the Code, the Committee may credit Restricted Stock Units with Dividend Equivalents. Notwithstanding anything to the contrary herein, Dividend Equivalents shall be withheld and deferred in the Participant’s account and shall be subject to the same conditions, including vesting conditions, as the underlying Restricted Stock Units, with such Dividend Equivalents to be paid out in Shares or cash as determined by the Committee in the Award Agreement or otherwise. The Committee shall determine any terms and conditions on deferral of Dividend Equivalents. For the avoidance of doubt, to the extent an Award of Restricted Stock or Restricted Stock Units is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any dividends or Dividend Equivalents credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.

(d) Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock and their related dividends that it deems to be appropriate. The Restricted Stock Units, related Dividend Equivalents and Restricted Stock and related dividends granted to Employees shall be subject to the following restrictions:

(i)    Vesting and Forfeiture. Except for Restricted Stock Units and Restricted Stock granted as Performance Awards, Awards to Non-Employee Directors and except as provided in Section 5.1(b), restrictions on Restricted Stock Units and Restricted Stock shall vest in full over a period of not less than three years from the date of grant, but in no event shall all or any portion of an Award (including Performance Awards and Awards to Non-Employee Directors) vest before the first anniversary of the date of grant except as provided in Section 5.1(b). Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Service, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(ii)    Death or Disability. Notwithstanding any provisions of the Plan to the contrary and unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, all restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock and related dividends granted pursuant to this Section 4.5 shall lapse upon the Participant’s death or Termination of Service due to Disability.

(iii)    Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on Shares of Restricted Stock, whether in certificated or book-entry form. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant, or for book-entry shares, such restrictions shall be removed.

(e) Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and whole Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied provided that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests, as determined by the Committee.

(f) Deferred Units. Subject to Section 7.14 and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.6 Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.6, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock (and in the event Dividend Equivalents are so credited, they shall be subject to the same vesting schedule and other conditions as the underlying Awards). The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement and, the Other Stock-Based Awards granted to Participants shall be subject to the following restrictions:

(a) Vesting. Except for Other Stock-Based Awards granted as Performance Awards, Awards to Non-Employee Directors and except as provided in Section 5.1(b), Other-Stock Based Awards shall vest in full over a period of not less than three years from the date of grant, but in no event shall any portion of an Award (including Performance Awards and Non-Employee Director Awards) vest before the first anniversary of the date of grant except as provided in Section 5.1(b). Subject to Section 5.4, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Service, the Shares shall be forfeited by the Participant if the termination is for any reason other than death or Disability.

(b) Death or Disability. Notwithstanding any provisions of the Plan to the contrary and unless otherwise provided in an Award Agreement or other individual agreement between a Participant and the Company or an Affiliate, all restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6 shall lapse upon the Participant’s death or Termination of Service due to Disability.

4.7 Limit on Individual Grants. Subject to Section 5.3, no Participant may be granted in any fiscal year of the Company (a) Awards (other than Non-Share-Based Awards) relating to more than 835,000 Shares (or, in the case of such Awards that are settled in cash, the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant grant date) or (b) Awards that are Non-Share-Based Awards that could result in an aggregate payment of property other than Shares (including cash) in excess of $5,000,000.

4.8 Limits on Individual Non-Employee Director Compensation. The following limits shall apply with respect to Non-Employee Director compensation awarded both under this Plan and outside of this Plan, as applicable.

(a)    Limit on Individual Non-Employee Director Grants. No Non-Employee Director may be granted Awards in any fiscal year of the Company relating to more than 20,000 Shares (or, in the case of Restricted Stock Units or Other-Stock-Based Awards that are settled in cash, the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant grant date) for service in such capacity. The maximum amount that may be paid in any fiscal year of the Company in property other than Shares (including cash) pursuant to Non-Share-Based Awards to any one Non-Employee Director is $400,000.

(b)    Limit on Total Non-Employee Director Compensation. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted, plus (ii) the total amount payable in cash, for any fiscal year to any individual for services rendered as a Non-Employee Director in that year shall not exceed $750,000. The limit in this Section 4.8(b) shall be in addition to the limit set forth in Section 4.8(a).

4.9 Termination for Cause. If a Participant incurs a Termination of Service for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

ARTICLE V
SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 2,615,100, subject to adjustment in accordance with Section 5.3; provided, however, that from the aggregate limit:

(a) no more than 2,615,100 Shares may be available for grant in the form of Incentive Stock Options; and

(b) up to, but not more than, 130,755 Shares (i.e., less than 5%) may be available for grant in the form of Awards that fully vest in fewer than three years and all or any portion of which may vest before the first anniversary of the date of grant; and

(c) each Share subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted as 1.55 Shares for purposes of this Article V.

5.2 Counting Rules.

(a) The following Shares related to Awards to be issued under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(i)    Shares related to Awards paid in cash;

(ii)    Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii)    Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b) Shares described in Sections 5.2(a)(i), (ii), and (iii) shall not count against the limits set forth in Sections 5.1(a) and (b).

(c) Shares related to Awards other than Stock Options or Stock Appreciation Rights that were originally granted on a one-for-one basis prior to the Effective Date and that are again available for issuance under the Plan under Sections 5.2(a)(i), (ii), or (iii) may again be granted under the Plan on a 1.55-for-one basis.

(d) For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award, shall not be reincluded in or added back to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares used to determine the settlement value will count against the number of Shares available for issuance under the Plan.

5.3 Adjustment Upon Certain Changes.

(a) Adjustments. In the event of any change in corporate structure affecting outstanding Shares or the value thereof, including any dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transaction, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in (i)(1) the maximum aggregate number, class and kind of securities that may be delivered under the Plan, (2) each of the limitations set forth in Sections 5.1(a) and (b) and (3) the maximum aggregate number of Shares with respect to which the Committee may grant Awards to any individual in any fiscal year of the Company under Sections 4.7 and 4.8, and (ii) the number, class, kind and Exercise Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the full or partial substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).

(b) Other Changes. The Committee may make other adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.3(a)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(c) No Other Rights or Changes. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no adverse change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4 Change in Control.

(a) Assumption Upon Change in Control; Accelerated Vesting Upon Certain Termination Events. Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 5.4(b). For the purposes of this Section 5.4(a), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or cash, in each case, substantially equal in fair market value (determined as of the date of the Change in Control) to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a Participant’s Termination of Service involuntarily without Cause or voluntarily by the Participant for Good Reason (as defined below) in such successor company within two years following such Change in Control, the vesting of each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Section 5.4(b) at such time. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 5.4(a) to the extent such action would cause an Award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become “deferred compensation” within the meaning of Section 409A of the Code.

(b) Acceleration Vesting Upon Change in Control. In the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 5.4(a), then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Stock Option or Stock Appreciation Right, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than a Stock Option or a Stock Appreciation Right, such Award shall be settled or otherwise paid to the applicable Participant as soon as practicable following such vesting. For purposes of determining vesting and payment under this Section 5.4(b), all performance criteria, including Performance Measures, shall be deemed achieved at the greater of (i) target levels of achievement and (ii) actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control. Notwithstanding any provision of this Section 5.4(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute “deferred compensation” that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (i) each Stock Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price, as applicable, per Share of such Stock Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Stock Option and Stock Appreciation Right outstanding at such time with an Exercise Price per Share that exceeds the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

(c) Definition of Good Reason. For purposes of this Section 5.4, with respect to the Termination of Service of any Participant, “Good Reason” has the meaning assigned to such term in any written individual agreement between the Company or an Affiliate and the Participant in which such term is defined and in the absence of any such written agreement, has the meaning assigned to such term in any severance plan of the Company or an Affiliate, in each case, that is applicable to such Participant, in each case, as of immediately prior to the Change in Control (but assuming that a Change in Control has occurred for purposes of such agreement or plan).

5.5 Fractional Shares. No fractional Shares shall be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional Shares that would otherwise be issuable shall be paid in lieu of such fractional Shares. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional Shares.

ARTICLE VI
AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company if such approval is required by the rules of the New York Stock Exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law. The Plan may not be amended in any manner adverse to the interests of Participants during a Potential Change in Control Period or the two-year period following a Change in Control, unless such amendment is necessary to comply with applicable law.

6.2 Termination. The Plan, as amended and restated, shall terminate upon the tenth anniversary of the Effective Date or, if earlier, upon the adoption of a resolution of the Board terminating the Plan.

No Awards shall be granted under the Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without such Participant’s written consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII
GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)    Any Award may be transferred by will or by the applicable laws of descent or distribution.

(b)    The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred (i) to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members or (ii) pursuant to a domestic relations order (as defined in the Code). For purposes of this Section 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)    Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to Section 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)    Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this Section 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)    In no event may a Participant transfer an Incentive Stock Option other than by will or the applicable laws of descent and distribution.

7.2 Withholding of Taxes.

(a)    Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations, as calculated at the applicable minimum statutory rate. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b)    Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations, calculated at the applicable minimum statutory rate, arising in connection with the release of restrictions on

Restricted Stock Units, Restricted Stock, Performance Awards payable in Shares, and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. If permitted by the Committee in the Award Agreement or otherwise, the Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.

(c)    Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)    Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount greater than the applicable minimum statutory amount.

7.3 Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award granted thereunder shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any Affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any Affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Award. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 7.3 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

7.4 Code Section 83(b) Elections. The Company, the Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Participant for the continuation of service through the end of any vesting period, Performance Cycle, or other period. The Company and the Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

7.6 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, the Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7 No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until the Shares underlying the Award are registered in the Participant’s name. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8 Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9 No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11 Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in Section 4.3(e), Section 4.7 and Section 4.8, (b) increases the number of Shares available under the Plan, as set forth in Section 5.1; (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (d) otherwise contains terms that would require approval by the stockholders of the Company under the rules of the New York Stock Exchange.

7.12 Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such Shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance and delivery of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such Shares bear such legends or restrictions, as the Committee deems necessary or desirable.

(b) The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13 Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14 Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section, and the Plan shall be operated accordingly; provided, however, no guarantee or warranty of such compliance is made to any individual. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code.

7.15 Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day following the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.

ADVANSIX INC. 300 KIMBALL DRIVE, SUITE 101 PARSIPPANY, NJ 07054	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ASIX2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANSIX INC.

The Board of Directors recommends you vote “FOR” each of the nominees:

1.	Election of Directors.		For	Against	Abstain
	Nominees:					The Board of Directors recommends you vote “FOR” proposals 2, 3 and 4:		For	Against	Abstain
	1a.	Erin N. Kane	ú	ú	ú	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2022.	ú	ú	ú
	1b.	Michael L. Marberry	ú	ú	ú
	1c.	Farha Aslam	ú	ú	ú
	1d.	Darrell K. Hughes	ú	ú	ú
	1e.	Todd D. Karran	ú	ú	ú	3.	An advisory vote to approve executive compensation.	ú	ú	ú
	1f.	Gena C. Lovett	ú	ú	ú
	1g.	Daniel F. Sansone	ú	ú	ú
	1h.	Sharon S. Spurlin	ú	ú	ú	4.	Approval of the 2016 Stock Incentive Plan of AdvanSix Inc. and its Affiliates, as Amended and Restated.	ú	ú	ú
	1i.	Patrick S. Williams	ú	ú	ú

NOTE: This proxy confers discretionary authority on the proxies to vote with respect to the election of any substitute nominee where one or more nominees are unable to serve or for good cause will not serve, and with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2022 Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

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E99127-P35798

ADVANSIX INC.
Annual Meeting of Stockholders
June 15, 2022 9:00 AM Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Erin N. Kane, Michael Preston and Achilles B. Kintiroglou as proxies (each with the power to act alone and with full power of substitution) to vote, as designated on the reverse side, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of AdvanSix Inc. to be held on June 15, 2022, virtually at www.virtualshareholdermeeting.com/ASIX2022 and at any and all adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side